Filed pursuant to Rule 424(b)(5)(Form S-3 Registration
                                Nos. 33-61228, 33-55473, 33-64455 and 333-15379)


           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 26, 1996

                               U.S. $75,000,000
                        Arizona Public Service Company

                              Medium-Term Notes

                  Due Nine Months or more from Date of Issue

                                   ----------

Arizona  Public  Service Company (the "Company") may offer from time to time its
 Medium-Term Notes (the "Notes") in an aggregate principal amount not to exceed $75,000,000 (or, if any Notes are to be Original Issue Discount Notes, Foreign
      Currency Notes or Indexed Notes (as each such term is defined under "Description of Notes"), such principal amount as shall result in an initial aggregate offering price equivalent to no more than $75,000,000), subject to reduction as a result of the sale of other Securities of the Company under the Prospectus to which this Prospectus Supplement relates;
     provided, however, that the Company may increase the foregoing maximum principal amount if in the future it determines that it may wish to sell additional Notes. See "Description of Notes" and "Plan of Distribution of
      Notes." Each Note will mature on a date nine months or more from its date of original issuance ("Issue Date"), as selected by the initial purchaser and agreed to by the Company which maturity date may be subject to extension at the option of the Company or the Holder thereof. See "Extension of Maturity" and "Renewable Notes."
        The Notes may be subject to optional redemption, or obligate the
       Company to redeem or repurchase the Notes pursuant to sinking fund or analogous provisions or at the option of the Holder thereof, in each case as indicated in the applicable Pricing Supplement.
        The Notes may be issued as Original Issue Discount Notes, Indexed
        Notes or Amortizing Notes (as each such term is defined herein).
        Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be issued in fully registered form in denominations of $1,000 and integral multiples of $1,000 or, in the case of
       Foreign Currency Notes, in such minimum denominations not less than the equivalent of $1,000 and such other denomination
           or denominations in excess thereof as shall be set forth in the applicable Pricing Supplement. See "Special Provisions
                      Relating to Foreign Currency Notes."
                                                        (continued on next page)
                                  ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
             PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
                SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO OR THE
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                    Distributors'
                    Price to        Commissions or             Proceeds
                    Public(1)        Discounts(2)          to Company(2)(3)
                 -------------    ------------------   ------------------------
Per Note  .....        100%          .125% - .750%        99.250 % - 99.875%
Total(4)  .....   $75,000,000     $93,750 - $562,500   $74,437,500 - $74,906,250

(1) Unless otherwise indicated in the applicable Pricing Supplement, each Note will be issued at 100% of its principal amount. If so indicated in the applicable Pricing Supplement, Notes may be resold by the Distributors, acting as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at a fixed public offering price.

(2) The Company will pay a commission (or grant a discount) to Credit Suisse First Boston Corporation and Salomon Brothers Inc (the "Distributors") of .125% to .750% of the principal amount of any Note, depending on its Stated Maturity, sold through any such Distributor, acting as agent (or sold to such Distributor as principal in circumstances in which no other discount is agreed; provided, however, that commissions (or discounts) with respect to Notes with a Stated Maturity greater than thirty years will be negotiated at the time of sale).

(3) Before deducting other expenses payable by the Company estimated at U.S. $170,000.

(4)  Or the equivalent thereof in other currencies or currency units.

                                   ----------

     The Notes are being offered on a continuing basis by the Company through the Distributors, each of which has agreed to use reasonable best efforts to solicit offers to purchase the Notes. The Company also may sell Notes to any Distributor on its own behalf at negotiated discounts for resale to investors and other purchasers at varying prices related to prevailing market prices at the time of resale or, if so agreed, at a fixed public offering price. The Company reserves the right to sell Notes directly on its own behalf, and no such sales commissions will be paid. The Company also reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or any Distributor may reject any offer to purchase Notes, in whole or in part. The Notes will not be listed on any securities exchange, unless otherwise indicated in the applicable Pricing Supplement, and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. See "Plan of Distribution of Notes."

Credit Suisse First Boston                                 Salomon Brothers Inc

The Notes may be issued in the form of Senior Notes, Debt Securities or First
  Mortgage Bonds, as described in the accompanying Prospectus. If any of the
   Notes are issued in the form of Senior Notes, until the Release Date (as defined in the accompanying Prospectus), such Notes will be secured by the Company's first mortgage bonds issued and delivered to the
      Senior Note Trustee. See "Description of Senior Notes -- Security;
         Release Date" in the accompanying Prospectus. ON THE RELEASE
             DATE, SUCH NOTES WILL CEASE TO BE SECURED BY SUCH FIRST
            MORTGAGE BONDS, WILL BECOME UNSECURED GENERAL OBLIGATIONS
               OF THE COMPANY AND WILL RANK ON A PARITY WITH OTHER
             UNSECURED INDEBTEDNESS OF THE COMPANY (UNLESS OTHERWISE
               SECURED AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT
                   UNDER THE CAPTION "DESCRIPTION OF NOTES --
                     SENIOR NOTES -- LIMITATION ON LIENS").

   The interest rate or interest rate formula, if any, currency or currency unit, issue price, Stated Maturity, redemption or repayment provisions, if any, and other terms for each Note will be established by the Company at the date of issuance of such Note and will be indicated in a Pricing Supplement. Each interest-bearing Note will bear interest at either
        (a) a fixed rate (a "Fixed Rate Note") or (b) a variable rate determined by reference to an interest rate formula (a "Floating
         Rate Note"), which may be adjusted by adding or subtracting the Spread and/or multiplying by the Spread Multiplier as
               indicated in the applicable Pricing Supplement. See
             "Description Of Notes -- Interest." Interest rates, or
                 interest rate formulas, are subject to change
                  by the Company from time to time, but no such
                   change will affect any Note already issued
                     or as to which an offer to purchase has
                          been accepted by the Company.

 Notes may be represented either by a certificate issued in definitive form (a
      "Certificated Note") or by a permanent Global Security or Securities, registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (a "Book-Entry Note"), as specified in the applicable Pricing Supplement. Beneficial interests in
            Book-entry Notes will only be evidenced by, and transfers
            thereof will only be effected through, records maintained
                by the Depositary and its participants. Except as
              described under "Description of Notes -- Book-Entry
             Notes", owners of beneficial interests in a Book-Entry
                  Note will not be entitled to receive physical
                 delivery of Notes in definitive form and will
                     not be considered the Holders thereof.

          The date of this Prospectus Supplement is December 26, 1996.

   IN CONNECTION WITH THIS OFFERING, THE DISTRIBUTORS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                     IMPORTANT CURRENCY EXCHANGE INFORMATION

   Unless otherwise indicated in the applicable Pricing Supplement, purchasers are required to pay for Foreign Currency Notes in the currency or currency unit specified in the applicable Pricing Supplement (the "Specified Currency"). At the present time there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies or currency units and vice versa, and banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States. If requested on or prior to the fifth Market Day preceding the date of delivery of the Notes, or by such other day as determined by the Distributor who presented such offer to purchase Notes to the Company, such Distributor is prepared to arrange for the conversion of U.S. dollars into the Specified Currency to enable the purchasers to pay for the Notes. Each such conversion will be made by such Distributor on such terms and subject to such conditions, limitations and charges as such Distributor may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Notes.

                              DESCRIPTION OF NOTES

   The Notes may be issued in the form of Senior Notes, Debt Securities or First Mortgage Bonds, as described in the accompanying Prospectus. Depending on the form of the Notes (i.e., Senior Notes, Debt Securities or First Mortgage Bonds), the following description of the particular terms of the Notes offered hereby supplements the description of the general terms and conditions of (i) Senior Notes set forth under the heading "Description of Senior Notes" in the Prospectus, (ii) Debt Securities set forth under the heading "Description of Debt Securities" in the Prospectus, and (iii) First Mortgage Bonds set forth under the heading "Description of New Bonds" in the Prospectus. The terms and conditions set forth herein will apply to each Note unless otherwise specified herein or in the applicable Pricing Supplement. Capitalized terms not defined under this heading or in the Glossary contained in this Prospectus Supplement have the meanings assigned to them in the Prospectus or the relevant Note Indenture (as hereinafter defined).

THE NOTE INDENTURES AND THE NOTE TRUSTEES

   If any of the Notes are issued in the form of Senior Notes, such Notes will be issued under the Senior Note Indenture between the Company and The Bank of
New York, or any other trustee to be named, as Trustee (the "Senior Note Trustee"). See "Description of Senior Notes" in the accompanying Prospectus. If any of the Notes are issued in the form of Debt Securities, such Notes will be issued under an Indenture between the Company and (i) The Bank of New York, in the case of subordinated Debt Securities, and (ii) The Chase Manhattan Bank, in the case of senior Debt Securities, or any other trustees to be named as Trustee (each, a "Trustee") (such Indentures are hereinafter collectively referred to as the "Indentures"). See "Description of Debt Securities" in the accompanying Prospectus. If any of the Notes are issued in the form of First Mortgage Bonds, such Notes will be issued under the Mortgage and Deed of Trust (the "Mortgage") between the Company and The Bank of New York, or any trustee to be named, as trustee (the "Bond Trustee"). See "Description of New Bonds" in the accompanying Prospectus. For purposes of this Prospectus Supplement, (i) the Senior Note Indenture, the Indentures and the Mortgage are sometimes hereinafter referred to individually as a "Note Indenture" and collectively as the "Note Indentures," and (ii) the Senior Note Trustee, each Trustee and the Bond Trustee are sometimes hereinafter referred to individually as a "Note Trustee" and collectively as the "Note Trustees."

SENIOR NOTES

   THE INFORMATION UNDER THIS SUBHEADING "DESCRIPTION OF NOTES -- SENIOR NOTES" APPLIES ONLY TO NOTES ISSUED IN THE FORM OF SENIOR NOTES. SEE "DESCRIPTION OF SENIOR NOTES" IN THE ACCOMPANYING PROSPECTUS FOR ADDITIONAL INFORMATION ABOUT NOTES ISSUED IN THE FORM OF SENIOR NOTES.

   REDEMPTION. Notes issued in the form of Senior Notes may be subject to optional redemption, or obligate the Company to redeem or repurchase the Notes pursuant to sinking fund or analogous provisions or at the option of the Holder thereof, in each case as indicated in the applicable Pricing Supplement. In addition, except as otherwise specified in the applicable Pricing Supplement, Notes may be redeemed at any time at the option of the Company, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Notes (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined below), if any, with respect to the Notes (or portion thereof) being redeemed (the "Redemption Price").

   If notice has been given as provided in the Senior Note Indenture and funds for the redemption of any Notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

   Notice of any optional redemption of any Notes (or any portion thereof) will be given to Holders at their addresses, as shown in the security register for such Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed. If less than all of the Notes are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, such Notes to be redeemed in whole or in part.

   As used herein:

      "MAKE-WHOLE AMOUNT" means, in connection with any optional redemption of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of the Notes being redeemed.

      "REINVESTMENT RATE" means 0.10% plus the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

      "STATISTICAL RELEASE" means the statistical release designed "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Senior Note Indenture, then such other reasonably comparable index which shall be designated by the Company.

   SECURITY. Upon the issuance of any Notes in the form of Senior Notes, the Company will simultaneously issue and deliver to the Senior Note Trustee, as security for such Notes, a series of Senior Note Mortgage Bonds (as defined in the Senior Note Indenture). Such Senior Note Mortgage Bonds will have the same interest rate, Interest Payment Dates, Maturity and redemption provisions, and will be in the same aggregate principal amount as the Notes.

   Subject to the provisions of the Senior Note Indenture governing disbursement of funds following an event of default, payment by the Company to the Senior Note Trustee of principal and interest on such

Senior Note Mortgage Bonds will be applied by the Senior Note Trustee to satisfy the Company's obligations with respect to the principal and interest on the related series of Notes. The Company's obligation to make payments with respect to the principal, premium, and/or interest on such Senior Note Mortgage Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the corresponding amount of principal, premium, if any, and/or interest then due, on the related series of Notes shall have been fully or partially paid, as the case may be, or there shall have been deposited with the Senior Note Trustee pursuant to the Senior Note Indenture trust funds sufficient under the provisions of the Senior
Note Indenture to fully or partially pay the corresponding amount of principal, premium, if any, and/or interest then due on such Notes.

   Reference is made to "Description Of Senior Notes -- Security; Release Date" in the accompanying Prospectus for a description of the circumstances under which all or part of the Senior Note Mortgage Bonds will cease to be held by the Senior Note Trustee as security for the Senior Notes. As explained in the Prospectus, the Senior Notes will cease to be secured by the Senior Note Mortgage Bonds on the Release Date and will become unsecured general obligations of the Company. However, the Senior Notes can become secured by certain property of the Company from and after the Release Date as explained below under the caption "-- Limitations on Liens."

   LIMITATIONS ON LIENS. Unless otherwise specified in the applicable Pricing Supplement, from and after the Release Date and so long as Notes of a particular series of Senior Notes are outstanding, the Company may not issue, assume or guarantee any debt evidenced by notes, debentures, bonds or other securities for money borrowed ("Debt") that is secured by any mortgage, security interest, pledge or lien ("mortgage") of or upon any Operating Property of the Company, whether owned at the date of the Senior Note Indenture or thereafter acquired, and will not permit to exist any Debt secured by any such mortgage created on or prior to the Release Date, without in any case effectively securing such Notes (together with, if the Company shall so determine, any other Notes issued in the form of Senior Notes or Debt of the Company ranking senior to, or equally with, the Senior Notes) with such Debt equally and ratably, except that this restriction will not apply to: (1) mortgages on any property existing at the time of its acquisition; (2) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with, or disposes of substantially all of its properties (or those of a division) to, the Company;
(3) mortgages to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such mortgages are created or assumed contemporaneously with, or within 18 months after, such acquisition or completion of construction, development or substantial repair, alteration or improvement or within 6 months thereafter pursuant to a commitment for financing arranged with a lender or investor within such 18 month period;
(4) mortgages in favor of the United States of America or any State thereof, or for the benefit of holders of securities issued by any such entity, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing or substantially repairing, altering or improving the property subject to such mortgages; or (5) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in clauses (1) through (4); provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement. However, the foregoing restriction does not apply to the issuance, assumption or guarantee by the Company of Debt secured by a mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other secured Debt of the Company (not including secured Debt permitted under the foregoing exceptions) and the Value (as defined below) of all Sale and Lease-Back Transactions (as defined below) existing at such time (other than Sale and Lease-Back Transaction proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under the foregoing exceptions and Sale and Lease-Back Transactions that are permitted by the first sentence of

"-- Limitations on Sale and Lease-Back Transactions" below), does not exceed the
greater  of  10%  of  Net  Tangible   Assets  (as  defined   below)  or  10%  of
Capitalization (as defined below).

   LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS. Unless otherwise specified in the applicable Pricing Supplement, from and after the Release Date and so long as Notes of a particular series of Notes are outstanding, the Company may not enter into any Sale and Lease-Back Transaction with respect to any Operating Property and will not permit to remain in effect any Sale and Lease-Back Transaction with respect to any Operating Property entered into on or prior to the Release Date (except in each case, for transactions involving leases for a term, including any renewal thereof, of not more than 48 months), if the purchaser's commitment is or was obtained more than 18 months after the later of the completion of the acquisition, construction or development or the placing in operation of such Operating Property or of such Operating Property as constructed, developed or substantially repaired, altered or improved. This restriction will not apply if (a) the Company would be entitled pursuant to the provisions described in the first sentence under "-- Limitations on Liens" above to issue, assume or guarantee Debt secured by a mortgage on such Operating Property without equally and ratable securing such Notes, (b) after giving effect to such Sale and Lease-Back Transaction, the Company could incur pursuant to the provisions described in the second sentence under "-- Limitation on Liens," additional debt secured by mortgages, or (c) the Company applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by its Board of Directors) of the Operating
Property so leased to the retirement of Senior Notes or other Debt of the Company ranking senior to, or equally with, the Senior Notes, subject to reduction as set forth in the Supplemental Indenture in respect of Senior Notes and such debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at Stated Maturity.

   DEFINITIONS. The term "Capitalization" shall mean the total of all the following items appearing on, or included in, the balance sheet of the Company:
(i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings, less, to the extent not otherwise deducted, the cost of shares of capital stock of the Company held in its treasury.

   The term "Net Tangible Assets" shall mean the amount shown as total assets on the consolidated balance sheet of the Company, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, tradenames, patents and unamortized debt discount and expense and other regulatory assets carried as an asset on said balance sheet; and (ii) appropriate adjustments, if any, on account of minority interests.

   The term "Operating Property" shall mean (i) any interest in real property owned by the Company and (ii) any asset owned by the Company that is depreciable in accordance with generally accepted accounting principles.

   The term "Sale and Lease-Back Transaction" shall mean any arrangement with any person providing for the leasing to the Company of any Operating Property (except for leases for a term, including any renewal thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by the Company to such person.

   The term "Value" shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to the Company from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the net book value of such property, as determined in accordance with generally accepted accounting principles by the Company at the time of entering into such Sale and Lease-Back Transaction, in each case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

   DEFEASANCE. Unless otherwise specified in the applicable Pricing Supplement, the provisions described in the accompanying Prospectus under the caption "Description of Senior Notes -- Defeasance and Covenant Defeasance" are applicable to Notes issued in the form of Senior Notes.

GENERAL

   THE INFORMATION UNDER THIS SUBHEADING "DESCRIPTION OF NOTES -- GENERAL" AND OF ALL SUBHEADINGS UNDER THE HEADING "DESCRIPTION OF NOTES" THAT FOLLOW APPLIES TO ALL NOTES, WHETHER ISSUED IN THE FORM OF SENIOR NOTES, DEBT SECURITIES OR FIRST MORTGAGE BONDS. FOR ADDITIONAL INFORMATION ABOUT (I) NOTES ISSUED IN THE FORM OF SENIOR NOTES, SEE "DESCRIPTION OF NOTES -- SENIOR NOTES" IMMEDIATELY ABOVE AND "DESCRIPTION OF SENIOR NOTES" IN THE ACCOMPANYING PROSPECTUS, (II) NOTES ISSUED IN THE FORM OF DEBT SECURITIES, SEE "DESCRIPTION OF DEBT SECURITIES" IN THE ACCOMPANYING PROSPECTUS, AND (III) NOTES ISSUED IN THE FORM OF FIRST MORTGAGE BONDS, SEE "DESCRIPTION OF NEW BONDS" IN THE ACCOMPANYING PROSPECTUS.

   The Notes may be issued in one or more series under each Note Indenture and are limited to an aggregate principal amount not to exceed $75,000,000 (or, if any Notes are to be Original Issue Discount Notes or are to be denominated in one or more foreign currencies or currency units ("Foreign Currency Notes") or with amounts payable in respect of principal of or any premium or interest on the Notes to be determined by reference to the value, rate or price of one or more specified indices ("Indexed Notes"), such principal amount as shall result in an aggregate initial offering price equivalent to no more than $75,000,000). The foregoing limit may be increased by the Company if in the future it determines that it may wish to sell additional Notes. The Notes offered hereby may be reduced by an amount equal to the aggregate initial offering price of any other Securities (as defined in the accompanying Prospectus) sold by the Company (including any other series of medium-term notes). See "Plan of Distribution of Notes."

   Each Note will mature on any day nine months or more from its Issue Date, as selected by the initial purchaser and agreed to by the Company (the "Stated Maturity"), which date may be subject to extension at the option of the Company or the Holder thereof.

   The Notes will be issuable only in fully registered form and, unless otherwise indicated in the applicable Pricing Supplement, only in denominations of $1,000 and integral multiples of $1,000 or, in the case of Foreign Currency Notes, in such minimum denomination not less than the equivalent of $1,000 and such other denomination or denominations in excess thereof as shall be set forth in the applicable Pricing Supplement. See "Special Provisions Relating to Foreign Currency Notes."

   Notes will initially be represented either by a Certificated Note or by a Book-Entry Note, as indicated in the applicable Pricing Supplement. See "Description of Notes -- Book-Entry Notes" below.

   Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars and payments of principal of and any premium and interest on the Notes will be made in U.S. dollars in the manner indicated in the accompanying Prospectus and this Prospectus Supplement. If any of the Notes are to be denominated in one or more currencies or currency units other than U.S. dollars, additional information pertaining to the terms of such Notes and other matters relevant to the Holders thereof will be described in the applicable Pricing Supplement. See "-- Payment Currency" below and "Special Provisions Relating to Foreign Currency Notes" below.

   In addition, Notes may be issued as Original Issue Discount Notes, as Indexed Notes or as Amortizing Notes. See "Original Issue Discount Notes", "Indexed Notes" and "Amortizing Notes" below.

   The applicable Pricing Supplement will indicate either that a Note cannot be redeemed prior to its Stated Maturity or that a Note will be redeemable at the option of the Company on or after a specified date prior to its Stated Maturity at a specified price or prices (which may include a premium), together with accrued interest to the date of redemption or repayment. In addition, the applicable Pricing Supplement will indicate either that the Company will not be obligated to repay a Note pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof or that the Company will be so obligated. If the Company will be so obligated, the applicable Pricing Supplement will indicate the period or periods within which and the price or prices at which the applicable Notes will be redeemed, in whole or in part, pursuant to such obligation and the other detailed terms and provisions of such obligation. The applicable Pricing Supplement will also indicate whether a Note is subject to an optional extension beyond its Stated Maturity as described under "Extension of Maturity" and "Renewable Notes." See "Description of Notes -- Senior Notes -- Redemption" for information regarding the Company's ability to redeem Notes issued in the form of Senior Notes.

   Payments of principal of, and any premium and interest on, Book-Entry Notes will be made to the Depositary, or its nominee, as Holder thereof, in accordance with arrangements then in effect between the Trustee and the Depositary. Unless otherwise indicated in an applicable Pricing Supplement, payments of principal of, and any premium and interest on Certificated Notes denominated and payable in U.S. dollars will be made in immediately available funds at the Corporate Trust Office of the applicable Note Trustee or (in the case of Notes issued in the form of First Mortgage Bonds) at the office of the Bond Trustee in the Borough of Manhattan, The City of New York, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures; except that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (which term, for purposes of this Prospectus Supplement, includes books for registration and transfer of First Mortgage Bonds). With respect to payments on Foreign Currency Notes, see "Payment Currency."

   Certificated Notes may be presented for registration of transfer or exchange at the Corporate Trust Office of the applicable Note Trustee or (in the case of Notes issued in the form of First Mortgage Bonds) at the office of the Bond Trustee in the Borough of Manhattan, The City of New York. No service charge will be made for any registration of transfer or exchange of Certificated Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. With respect to registration of transfer and exchange of Book-Entry Notes see "Description of Notes -- Book-Entry Notes" below and "Description of Senior Notes -- Global Notes" (in the case of Notes issued in the form of Senior Notes), "Description of Debt Securities -- Global Securities" (in the case of Notes issued in the form of Debt Securities) and "Description of New Bonds -- Global Securities" (in the case of Notes issued in the form of First Mortgage Bonds) in the accompanying Prospectus.

   Interest rates, interest rate bases and various other variable terms of the Notes described herein are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

PAYMENT CURRENCY

   The Company is obligated to make payments of principal of and any premium and interest on Foreign Currency Notes in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts). Any such amounts paid by the Company will, unless otherwise specified in the applicable Pricing Supplement, be converted by the Exchange Rate Agent to U.S. dollars for payment to Holders. Principal of, and any premium and interest on, a Foreign Currency Note paid in U.S. dollars will be paid in the manner specified in the accompanying Prospectus and this Prospectus Supplement for interest on Notes denominated and payable in U.S. dollars.

   Unless otherwise specified in the applicable Pricing Supplement, any U.S. dollar amount to be received by a Holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Market Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of the Foreign Currency Note by deductions from such payments.

   Notwithstanding the foregoing, if so specified in the applicable Pricing Supplement, a Holder of a Foreign Currency Note may elect to receive payments of principal of and any premium and interest on such Note in the Specified Currency (a "Specified Currency Payment Election") by delivery of a written request for such payment (including, in the case of an election with respect to payments at Maturity, appropriate wire transfer instructions) at the Corporate Trust Office of the applicable Note Trustee or (in the case of Notes issued in the form of First Mortgage Bonds) at the office of the Bond Trustee in the Borough of Manhattan, The City of New York on or prior to the relevant Regular Record Date or the fifteenth day prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A Holder of a Foreign Currency Note may elect to receive payment in the Specified Currency for all payments of principal and any premium and interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the applicable Note Trustee, but written notice of any such revocation must be received by the applicable Note Trustee on or prior to the relevant Regular Record Date or the fifteenth day prior to Maturity, as the case may be.

   Interest on a Foreign Currency Note paid in the Specified Currency will be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. All checks payable in a Specified Currency will be drawn on a bank located outside the United States. Payments at Maturity of principal of and any premium and interest on Foreign Currency Notes in the Specified Currency will be made by wire transfer to an account with a bank located in the country of the Specified Currency (or, in the case of European Currency Units ("ECUs"), Brussels), as shall have been designated at least fifteen days prior to Maturity by the Holder, provided that the Note is presented at the Corporate Trust Office of the applicable Note Trustee or Bond Trustee in the Borough of Manhattan, The City of New York in time for such Paying Agent to make such payments in such funds in accordance with its normal procedures.

   Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how to make a Specified Currency Payment Election. In general, unless otherwise specified in the applicable Pricing Supplement, a beneficial owner of Book-Entry Notes denominated in a Specified Currency electing to receive payments of principal or any premium or interest in the Specified Currency must notify the participant through which its interest is held on or prior to the applicable Regular Record Date, in the case of a payment of interest, and on or prior to the fifteenth day prior to Maturity, in the case of a payment of principal or premium, of such beneficial owner's election to receive all or a portion of such payment in a Specified Currency. Such participant must notify the Depositary of such election on or prior to the third Business Day after such Regular Record Date.

   If a Specified Currency is not available for the payment of principal or any premium or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the second Market Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified in the applicable Pricing Supplement. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture.

   If payment in respect of a Note is required to be made in any currency unit (e.g., ECU), and such currency unit is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Company will be entitled, but not required, to make any payments in respect of such Note in U.S. dollars until such currency unit is again available. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by the Company or its agent on the following basis. The component currencies of the currency unit for the purpose (the "Component Currencies" or, individually, a "Component Currency") shall be the currency amounts that were components of the currency unit as of the last day on which the currency unit was used. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Company or such agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise indicated in the applicable Pricing Supplement.

   If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

   All determinations referred to above made by the Company or its agent (including the Exchange Rate Agent) shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of Notes.

INTEREST

   Each interest-bearing Note will bear interest from and including its Issue Date or from and including the most recent Interest Payment Date with respect to which interest on such Note (or any predecessor Note) has been paid or duly provided for to but excluding, the relevant Interest Payment Date at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate formula, stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest payments, if any, will be in the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid with respect to such Note) to, but excluding, the applicable Interest Payment Date or Maturity, as the case may be.

   Interest, if any, will be payable on each Interest Payment Date and at Maturity; see "Description of Notes -- General." Interest will be payable generally to the person (which, in the case of a Book-Entry Note, shall be the Depositary) in whose name a Note (or any predecessor Note) is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the person (which, in the case of a Book-Entry Note, shall be the Depositary) to whom principal shall be payable. Unless otherwise indicated in the applicable Pricing Supplement, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the next succeeding Interest Payment Date following the Issue Date of such Note to the Holder of record on the Regular Record Date with respect to such succeeding Interest Payment Date. With respect to payments of interest on Book-Entry Notes, see "Description of Notes -- Book-Entry Notes."

   FIXED RATE NOTES. The applicable Pricing Supplement relating to a Fixed Rate Note will designate a fixed rate of interest per annum payable on such Note. Interest Payment Dates and Regular Record Dates with respect to Fixed Rate Notes will be specified in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

   If any Interest Payment Date or the Maturity of a Fixed Rate Note falls on a day that is not a Market Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Market Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

   FLOATING RATE NOTES. The applicable Pricing Supplement relating to a Floating Rate Note will designate an interest rate basis for such Floating Rate Note. Such basis may be determined by reference to one or more of the following: (a) the Commercial Paper Rate, in which case such Note will be a Commercial Paper Rate Note, (b) the Prime Rate, in which case such Note will be a Prime Rate Note, (c) the CD Rate, in which case such Note will be a CD Rate Note, (d) the Federal Funds Rate, in which case such Note will be a Federal Funds Rate Note,
(e) LIBOR, in which case such Note will be a LIBOR Note, (f) the Treasury Rate, in which case such Note will be a Treasury Rate Note, (g) the J.J. Kenny Rate, in which case such Note will be a J.J. Kenny Rate Note, (h) the 11th District Cost of Funds Rate, in which such Note will be an 11th District Cost of Funds Rate Note, (i) the CMT Rate in which case such Note will be a CMT Rate Note or (j) such other interest rate basis or formula as may be agreed to between the Company and the purchaser and set forth in the applicable Pricing Supplement. In addition, a Floating Rate Note may bear interest at the lowest or highest or average of two or more interest rate formulae. The applicable Pricing Supplement for a Floating Rate Note also will specify the Spread and/or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each Note. In addition, such Pricing Supplement will define or particularize for each Floating Rate Note the following terms, if applicable: Calculation Agent, Calculation Dates, Initial Interest Rate, Interest Payment Dates, Regular Record Dates, Index Maturity, Interest Determination Dates and Interest Reset Dates with respect to such Note. See "Glossary" for definitions of certain terms used in this Prospectus Supplement.

   The rate of interest on a Floating Rate Note in effect on any day will be (a) if such day is an Interest Reset Date with respect to such Floating Rate Note, the interest rate on such Floating Rate Note determined as of the Interest Determination Date pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date with respect to such Floating Rate Note, the interest rate on such Floating Rate Note determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date with respect to such Floating Rate Note; provided, however, that the interest rate in effect from the Issue Date of a Floating Rate Note (or that of a predecessor Note) to but excluding the first Interest Reset Date with respect to such Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement). Subject to applicable provisions of law and except as described herein, the rate of interest on a Floating Rate Note on any Interest Reset Date with respect thereto will be the rate of interest determined with respect to the Interest Determination Date pertaining to such Interest Reset Date as determined in accordance with the applicable provisions described below.

   The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Market Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, except as provided in the following paragraph, the Tuesday of each week; in the case of Floating Rate Notes which reset monthly (except for monthly reset 11th District Cost of Funds Rate Notes which will reset the first calendar day of each month), the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of two months of each year, as indicated in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as indicated in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day with respect to such Note, such Interest Reset Date shall be the next succeeding Market Day with respect to such Note, except that if such Note is a LIBOR Note and the next succeeding Market Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day.

   The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), a Prime Rate Note (the "Prime Rate Interest Determination Date"), a CD Rate Note (the "CD Rate Interest Determination Date"), a Federal Funds Rate Note (the "Federal Funds Interest Determination Date"), a CMT Rate Note (the "CMT Rate Interest Determination Date"), a J.J. Kenny Rate Note (the "J.J. Kenny Interest Determination Date") or an 11th District Cost of Funds Rate Note (the "11th District Cost of Funds Interest Determination Date") will be the second Market Day preceding the Interest Reset Date with respect to such Note. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day on which Treasury bills are auctioned for the week in which such Interest Reset Date falls, or if no auction is held for such week, the Monday of such week (or if Monday is a legal holiday, the next succeeding Market Day) and the Interest Reset Date will be the Market Day immediately following such Treasury Interest Determination Date. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction for such week is held on Monday or the preceding Friday, such Monday or preceding Friday shall be the Treasury Interest
Determination Date for such week, and the Interest Reset Date for such week shall be the Tuesday of such week (or, if such Tuesday is not a Market Day, the next succeeding Market Day). If the auction for such week is held on any day of such week other than Monday, then such day shall be the Treasury Interest Determination Date and the Interest Reset Date for such week shall be the next succeeding Market Day.

   A Floating Rate Note may have either or both of the following: (a) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period; and (b) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period. In addition to any maximum interest rate which may be applicable to any Floating Rate Note, the interest rate on such Floating Rate Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis. The limit may not apply to Notes in which $2,500,000 or more has been invested.

   Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, the Interest Payment Date will be, in the case of Floating Rate Notes which reset daily, weekly or monthly, the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the applicable Pricing Supplement); in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of the month specified in the applicable Pricing Supplement. If, pursuant to the preceding sentence, an Interest Payment Date with respect to any Floating Rate Note (other than an Interest Payment Date at Maturity) would otherwise be a day that is not a Market Day with respect to such Note, such Interest Payment Date shall be the next succeeding Market Day with respect to such Note, except that if such Note is a LIBOR Note and the next succeeding Market Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Market Day. If the Maturity of a Floating Rate Note falls on a day that is not a Market Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Market Day, and no interest on such payment shall accrue from and after such Maturity. Unless otherwise indicated in the applicable Pricing Supplement, the Regular Record Date with respect to Floating Rate Notes shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Market Day.

   Unless otherwise specified in the applicable Pricing Supplement, the interest accrued from and including the date of issue, or from and including the last date to which interest has been paid or duly provided for, is calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in such period from and including the date of issue, or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. Unless otherwise specified in the Note and the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such date by 360, (or, in the case of Treasury Rate Notes or CMT Rate Notes, by the actual number of days in the year). The interest factor for Notes for which two or more interest rate formulae are applicable will be calculated in each period in the same manner as if only the lowest, highest or average of, as the case may be, such interest rate formulae applied.

   Unless otherwise specified in a Pricing Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to
the  nearest   one-hundred   thousandth  of  a  percentage   point,   with  five
one-millionths  of a percentage  point  rounded  upwards  (e.g.,  9.876545%  (or
 .09876545)  being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544)
being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent or, in the case of Foreign Currency Notes, the nearest unit (with one-half cent or five one-thousandths of a unit being rounded upwards).

   Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to such Floating Rate Note.

   COMMERCIAL PAPER RATE NOTES. Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such Commercial Paper Rate Note and in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Commercial Paper", or any successor publication or heading. In the event that such rate is not published prior to 3:00 P.M. New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper", or any successor publication or heading. If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations (or in any successor publications), the Commercial Paper Rate for that Commercial Paper Interest Determination Date shall be the Money Market Yield of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the offered rates, as of 11:00 A.M., New York City time, on that Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent
(which may include one or more of the Distributors or their affiliates) for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

   "Money Market Yield" shall be a yield calculated in accordance with the following formula:

   Money Market Yield = D X 360 X 100
                        --------
                        360 - (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

   PRIME RATE NOTES. Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such Prime Rate Note and in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Rate Note as of any Prime Rate Interest Determination Date, the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan", or any successor publication or heading. In the event that such rate is not published prior to 3:00 P.M., New York City time, on such Prime Rate Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page, or any successor screen or page, as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME 1 Page for the Prime Rate Interest Determination Date, the Prime Rate will be the arithmetic mean of the announced prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by at least two of three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such quotations are provided, the Prime Rate shall be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate then in effect on such Prime Rate Interest Determination Date.

   CD RATE NOTES. Each CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such CD Rate Note and in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Rate Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)", or any successor publication or heading. In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, then the CD Rate shall be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit", or any successor publication or heading. If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations (or in any successor publications), the CD Rate for that CD Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on that CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent (which may include one or more of the Distributors or their affiliates) for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in a denomination of $5,000,000; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such CD Rate Interest Determination Date.

   FEDERAL FUNDS RATE NOTES. Each Federal Funds Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such Federal Funds Rate Note and in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Federal Funds (Effective)", or any successor publication or heading. In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate", or any successor publication or heading. If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations (or in any successor publications), the Federal Funds Rate for that Federal Funds Interest Determination Date shall be the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the rates, prior to 9:00 A.M., New York City time, on that Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York (which may include one or more of the Distributors or their affiliates) selected by the Calculation Agent; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

   LIBOR NOTES. Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified on the face of such LIBOR Note and in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, LIBOR will be determined by the Calculation Agent in accordance with the following provisions: On each LIBOR Interest Determination Date, LIBOR will be determined on the basis of the offered rate for deposits in U.S. dollars having the Index Maturity specified in the applicable Pricing Supplement, commencing on the second London Market Day immediately following such LIBOR Interest Determination Date, which appears on the Telerate Page 3750, or any successor publication or page, as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. If such rate does not so appear on the Telerate Page 3750, or any successor publication or page, the rate in respect of such LIBOR Interest Determination Date will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent) at approximately 11:00 A.M., London Time, on the LIBOR Interest Determination Date next preceding the relevant Interest Reset Date to prime banks in the London interbank market for a period of the Index Maturity commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the Calculation Agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided in respect of such LIBOR Interest Determination Date, the rate for that Interest Reset Date will be the arithmetic mean of the quotations, and, if fewer than two quotations are provided as requested in respect of such LIBOR Interest Determination Date, the rate for that Interest Reset Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York, selected by the Calculation Agent (which may include one or more of the Distributors or their affiliates), at approximately 11:00 A.M. New York City time on that LIBOR Interest Determination Date for loans in U.S. dollars to leading European banks for a period of the Index Maturity commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time; provided however, if the aforesaid rate cannot be determined by the Calculation Agent, LIBOR in respect of such LIBOR Interest Determination Date will be LIBOR then in effect on such LIBOR Interest Determination Date.

   TREASURY RATE NOTES. Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such Treasury Rate Note and in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading, "U.S. Government Securities/Treasury Bills -- Auction Average (Investment)", or any successor publication or heading, or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified in the applicable Pricing Supplement are not published or reported as provided above by 3:00 P.M., New York City time, on such date, or if no such auction is held in a particular week, then the Treasury Rate shall be the rate as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market", or any successor publication or heading. In the event that such rate is not so published by 3:00 P.M., New York City time, on its Calculation Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent (which may include one or more of the Distributors or their affiliates), for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Interest Determination Date.

   J.J. KENNY RATE NOTES. Each J.J. Kenny Rate Note will bear interest at the interest rate (calculated with reference to the J.J. Kenny Rate and the Spread and/or Spread Multiplier, if any) specified on the face of such Note and in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, the "J.J. Kenny Rate" with respect to any J.J. Kenny Rate Note as of any J.J. Kenny Interest Determination Date means the rate in the high-grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30-day yield evaluations at par of bonds, the interest of which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended, of not less than five high-grade component issuers selected by Kenny; which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Internal Revenue Code of 1986, as amended, unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers most closely resembling the high-grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended, and (C) not subject to a minimum tax or similar tax under the Internal Revenue Code of 1986, as amended, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any J.J. Kenny Interest Determination Date shall be 67% of the rate determined if the Treasury Rate option had been originally selected. The Calculation Agent shall calculate the J.J. Kenny Rate in accordance with the foregoing. At the request of a Holder of a Floating Rate Note bearing interest at the J.J. Kenny Rate, the Calculation Agent will provide such Holder with the interest rate that will become effective as of the next Interest Reset Date.

   11TH DISTRICT COST OF FUNDS RATE NOTES. 11th District Cost of Funds Rate Notes will bear interest at the rates (calculated with reference to the 11th District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in such 11th District Cost of Funds Rate Notes and in the applicable Pricing Supplement.

   Unless otherwise specified in the applicable Pricing Supplement, "11th District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to an 11th District Cost of Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the 11th District Cost of Funds Rate (an "11th District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such 11th District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058, or any successor service, caption or page, as of 11:00 A.M., San Francisco time, on such 11th District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058, or any successor service or page, on any related 11th District Cost of Funds Rate Interest Determination Date, the 11th District Cost of Funds Rate for such 11th District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the 11th Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such 11th District Cost of Funds Rate Interest Determination Date, then the 11th District Cost of Funds Rate determined as of such 11th District Cost of Funds Rate Interest Determination Date will be the 11th District Cost of Funds Rate in effect on such 11th District Cost of Funds Rate Interest Determination Date.

   CMT RATE NOTES. CMT Rate Notes will bear interest at the rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in such CMT Rate Notes and any applicable Pricing Supplement.

   Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a CMT Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . Mondays Approximately 3:45 P.M.", or any successor caption, under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519), or any successor publication. If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519), or any successor publication. If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

   "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service, or any successor service, on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

   "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

ORIGINAL ISSUE DISCOUNT NOTES

   Notes may be issued as Original Issue Discount Notes. An Original Issue Discount Note is a Note which is issued at a price lower than the principal amount thereof and which provides that upon redemption or acceleration of the Maturity thereof an amount less than the principal thereof shall become due and payable. In the event of redemption or acceleration of the Maturity of an Original Issue Discount Note, the amount payable to the Holder of such Note upon such redemption or acceleration will be determined in accordance with the terms of the Note, but will be an amount less than the amount payable at the Stated Maturity of such Note. In addition, a Note issued at a discount may, for United States federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of Maturity of such Note. See "United States Taxation -- Original Issue Discount."

INDEXED NOTES

   Notes may be issued as Indexed Notes, with the principal amount payable at Maturity, the amount of interest payable on an Interest Payment Date, or both, to be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors, as indicated in the applicable Pricing Supplement. Holders of Indexed Notes may receive a principal amount at Maturity that is greater than or less than the face amount of such Notes depending upon the fluctuation of the relative value, rate or price of the specified index. Specific information pertaining to the method for determining the principal amount payable at Maturity, a historical comparison of the relative value, rate or price of the specified index and the face amount of the Indexed Note and any additional tax considerations will be described in the applicable Pricing Supplement.

   This Prospectus Supplement, the accompanying Prospectus and any Pricing Supplement do not describe all risks of an investment in Indexed Notes, including risks which may be associated with economic, financial or political events over which neither the Company nor the Distributors have any control, either as such risks exist at the date of this Prospectus Supplement or as such risks may change from time to time. An investment in Notes indexed, as to principal, premium and/or interest, to one or more values of currencies (including exchange rates between currencies), commodities or interest rate indices entails significant risks that are not associated with investments in a conventional fixed-rate debt security. For example, Indexed Notes that are indexed as to interest may bear interest at a rate lower than the prevailing market interest rate for fixed-rate Notes or may not bear interest, and the principal (and premium, if any) payable at Maturity with respect to Indexed Notes that are indexed with respect to principal (and premium, if any) may be less than the face amount or initial purchase price thereof or may be zero. Special considerations independent of the creditworthiness of the Company and the value of the applicable currency, commodity or interest rate index, including economic, financial and political events over which the Company has no control also may affect the secondary market for Indexed Notes. Additionally, if the formula used to determine the amount of principal, premium and/or interest payable with respect to such Notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity or interest rate index will be increased. The historical experience of the relevant currencies, commodities or interest rate indices should not be taken as an indication of future performance of such currencies, commodities or interest rate indices during the term of any Note. Any credit ratings assigned to the Company's medium-term note program are a reflection of the Company's credit status and, in no way, are a reflection of the potential impact of the factors discussed above, or any other factors, on the market value of the Notes. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in Indexed Notes, the suitability of an investment in Indexed Notes in light of their particular circumstances, and with other matters that may affect the purchase or holding of an Indexed Note.

SHORT-TERM NOTES

   The Company may offer from time to time Notes with maturities from nine months to one year ("Short-Term Notes"). Unless otherwise indicated in the applicable Pricing Supplement, interest on Short-Term Notes that are Fixed Rate Notes will be payable at Maturity. Unless otherwise indicated in the applicable Pricing Supplement, interest on Short-Term Notes that are Floating Rate Notes (other than Treasury Rate Notes and CMT Rate Notes) will be computed on the basis of the actual number of days elapsed divided by 360, and interest on Short-Term Notes that are Treasury Rate Notes or CMT Rate Notes will be computed on the basis of the actual number of days elapsed divided by a year of 365 or 366 days, as the case may be.

AMORTIZING NOTES

   The Company may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments of principal and interest on Amortizing Notes, which are securities for which payments of principal and interest are made in equal installments over the life of the security, will be made at such times as are specified in an applicable Pricing Supplement. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable Pricing Supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth in such Notes.

EXTENSION OF MATURITY

   An applicable Pricing Supplement will indicate whether the Company has the option to extend the Stated Maturity of such Note (other than an Amortizing
Note) for one or more periods up to but not beyond a date set forth in such Pricing Supplement. If the Company has such option with respect to any such Note, the procedures relating thereto will be as set forth in the applicable Pricing Supplement.

RENEWABLE NOTES

   An applicable Pricing Supplement will indicate whether such Note (other than an Amortizing Note) will mature unless the term of all or any portion of such
Note is renewed in accordance with the procedures described in such Pricing Supplement.

OTHER PROVISIONS; ADDENDA

   Any provisions with respect to the Notes, including the determination of an Interest Rate Basis, the calculation of the interest rate applicable to a Floating Rate Note, and the specification of one or more Interest Rate Bases, the Interest Payment Dates, the Maturity Date or any other variable term relating thereto, may be modified as specified under "Other Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and in the applicable Pricing Supplement.

REDEMPTION

   REDEMPTION (OPTION OF COMPANY). If one or more Redemption Dates (or range of Redemption Dates) are specified in the applicable Pricing Supplement, the Notes described therein will be subject to redemption, in whole or in part, as specified in such Pricing Supplement, on any such date (or during any such range of dates) at the option of the Company upon not less than 30 days' or more than 60 days' notice, at the Redemption Price or Prices specified in the applicable Pricing Supplement, together with interest accrued to the Redemption Date; provided, however, that interest installments due prior to the date fixed for redemption will be payable to the Holder of record at the close of business on the Regular Record Date. If less than the entire principal amount of a Note is redeemed, the principal amount of such Note that remains outstanding after such redemption shall be an authorized denomination (which shall not be less than the minimum authorized denomination) for the Notes. If less than all Notes of like tenor are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. See "Description of Notes -- Senior Notes -- Redemption" for information regarding the Company's ability to redeem Notes issued in the form of Senior Notes.

   REPAYMENT (OPTION OF HOLDER). If one or more Repayment Dates (or range of such dates) is specified in the applicable Pricing Supplement, the Notes described therein will be subject to repayment, in whole, or from time to time in part, as specified in such Pricing Supplement, on any such date (or during any such range) or, if such date is not a Market Day, on the first Market Day following such date, at the election of the Holder at the Repayment Price determined as set forth in the applicable Pricing Supplement, together with interest accrued to the Repayment Date; provided, however, that interest installments due on or prior to the date fixed for repayment will be payable to the Holder of record at the close of business on the Regular Record Date.

   Unless otherwise specified in the applicable Pricing Supplement, in order to exercise such an election, a Holder must, unless a different notice period is specified in the applicable Pricing Supplement, give to the Trustee not less than 30 days' nor more than 60 days' notice. Unless otherwise specified in the applicable Pricing Supplement, any such notice shall consist of either (i) the Note with the form entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, setting forth the name of the Holder, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that such Note, together with the duly completed form entitled "Option to Elect Repayment", will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter shall only be effective if such Note and such form, duly completed, are received by the Trustee by such fifth Business Day.

   Unless otherwise specified in the applicable Pricing Supplement, exercise of a repayment option by a Holder will be irrevocable. Such option may be exercised with respect to less than the entire principal amount of a Note, provided that the portion remaining Outstanding after such repayment is an authorized denomination.

   If a Note is represented by a Book-Entry Note the Depositary's nominee will be the Holder thereof entitled to exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of an interest in such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each such beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Book-Entry Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

   While the Book-Entry Notes are represented by the Global Notes (as defined below) held by or on behalf of the Depositary, and registered in the name of the Depositary or the Depositary's nominee, the option for repayment may be exercised by the applicable participant that has an account with the Depositary, on behalf of the beneficial owners of the Global Note or Notes representing such Book-Entry Notes, by delivering a written notice substantially similar to the above-mentioned forms to the applicable Note Trustee or Bond Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders), not more than 60 nor less than 30 days prior to the date of repayment. Notices of elections from participants on behalf of beneficial owners of the Global Note or Notes representing such Book-Entry Notes to exercise their option to have such Book-Entry

Notes repaid must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of the Global Note or Notes representing such Book-Entry Notes must so direct the applicable participant before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from the customers. Accordingly, beneficial owners of the Global Note or Notes representing Book-Entry Notes should consult the participants through which they own their interest therein for the respective deadlines for such participants. All notices shall be executed by a duly authorized officer of such participant (with signature guaranteed) and shall be irrevocable. In addition, beneficial owners of the Global Note or Notes representing Book-Entry Notes shall effect delivery at the time such notices of election are given to the Depositary by causing the participant to transfer such beneficial owner's interest in the Global Note or Notes representing such Book-Entry Notes, on the Depositary's records, to the Trustee. See "Book-Entry Notes."

REPURCHASE

   The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at its discretion, be held, resold or surrendered to the Trustee for cancellation.

BOOK-ENTRY NOTES

   Upon issuance, all Book-Entry Notes of like tenor and having the same Issue Date will be represented by one or more fully registered securities in permanent global form (each a "Global Note"). See "Description of Senior Notes -- Global Notes" (in the case of Notes issued in the form of Senior Notes), "Description of Debt Securities -- Global Securities" (in the case of Notes issued in the form of Debt Securities) and "Description of New Bonds -- Global Securities" (in the case of Notes issued in the form of First Mortgage Bonds) in the accompanying Prospectus. Each Global Note representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, as Depositary (the "Depositary"), located in the Borough of Manhattan, The City of New York, and will be registered in the name of the Depositary or a nominee of the Depositary.

   Ownership of beneficial interests in a Global Note representing Book-Entry Notes will be limited to institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. The Company has been advised by the Depositary that upon the issuance of a Global Note representing Book-Entry Notes, and the deposit of such Global Note with the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the Book-Entry Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the soliciting Distributor or, to the extent that the Book-Entry Notes are offered and sold directly, by the Company.

   The Company has been advised by the Depositary that upon receipt of any payment of principal of or any premium or interest in respect of a Global Note, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the sole responsibility of such participants.

   The Depositary has advised the Company as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Distributors), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

            SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

   Notes of a series may be denominated in such foreign currencies or currency units as may be designated by the Company at the time of offering (the "Foreign Currency Notes"). The following provisions, which apply to Foreign Currency Notes, supplement the description of general terms and conditions of (a) Debt Securities set forth under the heading "Description of Debt Securities" in the accompanying Prospectus, (b) Senior Notes set forth under the heading "Description of Notes" in the accompanying Prospectus, (c) First Mortgage Bonds set forth under the heading of "Description of New Bonds" in the accompanying Prospectus, and (d) Notes set forth above under the heading "Description of Notes" in this Prospectus Supplement.

   THIS PROSPECTUS SUPPLEMENT DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES THAT RESULT FROM SUCH NOTES BEING DENOMINATED IN A FOREIGN CURRENCY OR CURRENCY UNIT EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. ANY
ADDITIONAL MATERIAL FOREIGN CURRENCY RISKS PERTAINING TO A PARTICULAR NOTE DENOMINATED IN A FOREIGN CURRENCY WILL BE DISCLOSED IN THE PRICING SUPPLEMENT REGARDING SUCH NOTE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY NOTES AND AS TO ANY MATTERS THAT MAY AFFECT THE PURCHASE OR HOLDING OF A FOREIGN CURRENCY NOTE OR THE RECEIPT OF PAYMENTS OF PRINCIPAL OF AND ANY PREMIUM AND INTEREST ON A FOREIGN CURRENCY NOTE IN A SPECIFIED CURRENCY. FOREIGN CURRENCY NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

   Unless otherwise indicated in the applicable Pricing Supplement, a Foreign Currency Note will not be sold in, or to a resident of, the country of the Specified Currency (as defined below) in which such Note is denominated. The information set forth below is by necessity incomplete and prospective purchasers of Foreign Currency Notes should consult their own financial and legal advisors with respect to any matters that may affect the purchase or holding of a Foreign Currency Note or the receipt of payments of principal of and any premium and interest on a Foreign Currency Note in a Specified Currency.

   The authorized denominations of Foreign Currency Notes will be indicated in the applicable Pricing Supplement.

   Specific information pertaining to the foreign currency or currency unit in which a particular Foreign Currency Note is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be described in the applicable Pricing Supplement. Such information contained therein shall be furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

EXCHANGE RATES AND EXCHANGE CONTROLS

   An investment in Foreign Currency Notes entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possiblity of significant changes in the rate of exchange between the U.S. dollar and the currency or currency unit designated by the Company at the time of offering (the "Specified Currency") and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events and the supply of and demand for the relevant currencies over which the Company has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Notes. Depreciation of the Specified Currency applicable to a Foreign Currency Note against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of such Note, in the U.S. dollar-equivalent value of the principal repayable at Maturity of such Note and, generally, in the U.S. dollar-equivalent market value of such Note.

   Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Foreign Currency Note's Maturity. Even if there are not exchange controls, it is possible that the Specified Currency for any particular Foreign Currency Note would not be available at such Note's Maturity due to other circumstances beyond the control of the Company.

JUDGMENTS

   In the event an action based on Foreign Currency Notes were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Notes only in U.S. dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Holders of Foreign Currency Notes would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time the Trustee converts U.S. dollars to the Specified Currency for payment of the judgment.

                             UNITED STATES TAXATION

   The following is a summary of the principal United States federal income tax consequences of the ownership of Notes. It deals only with Notes held as capital assets by initial purchasers, and not with special classes of holders, such as dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, persons that hold Notes that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Moreover, the summary deals only with Notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of the ownership of Notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable Pricing Supplement. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

   Prospective purchasers of Notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction, of the ownership of Notes.

UNITED STATES HOLDERS

   PAYMENTS OF INTEREST. Interest on a Note, whether payable in U.S. dollars or a Specified Currency, other than interest on a "Discount Note" that is not "qualified stated interest" (each as defined below under "Original Issue Discount -- General"), will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. A United States Holder is a beneficial owner who or that is (i) a citizen or resident of the United States, (ii) a domestic corporation or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Note.

   If an interest payment is denominated in or determined by reference to a Specified Currency, the amount of income recognized by a cash basis United States Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt regardless of whether the payment is in fact converted into U.S. dollars.

   An accrual basis United States Holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a Specified Currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year).

   Under the second method, the United States Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period or taxable year, an electing accrual basis United States Holder may instead translate such accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and will be irrevocable without the consent of the Internal Revenue Service (the "Service").

   Upon receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note) denominated in, or determined by reference to, a Specified Currency, the United States Holder will recognize ordinary income or loss measured by the difference between the average exchange rate used to accrue interest income and the exchange rate on the basis of which the Exchange Rate Agent converted the interest payment into U.S. dollars, or, if the payment was not so converted, the exchange rate in effect on the date of receipt.

   ORIGINAL ISSUE DISCOUNT. A Note, other than a Note with a term of one year or less (a "short-term Note"), will be treated as issued at an original issue discount (a "Discount Note") if the excess of the Note's "stated redemption price at maturity" over its issue price is more than a de minimis amount (as defined below). Generally, the issue price of a Note will be the first price at which a substantial amount of Notes included in the issue of which the Note is a part is sold to other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a Note is the total of all payments provided by the Note that are not payments of "qualified stated interest." A qualified stated interest payment is generally any one of a series of stated interest payments on a Note that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the Note. Special rules for "Variable Rate Notes" (as defined below under "Original Issue Discount -- Variable Rate Notes") are described below under "Original Issue Discount -- Variable Rate Notes."

   In general, if the excess of a Note's stated redemption price at maturity over its issue price is less than 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity (the "de minimis amount"), then such excess, if any, constitutes "de minimis original issue discount" and the Note is not a Discount Note. Unless the election described below under "Election to Treat All Interest as Original Issue Discount" is made, a United States Holder of a Note with de minimis original issue discount must include such de minimis original issue discount in income as stated principal payments on the Note are made. The includible amount with respect to each such payment will equal the product of the total amount of the Note's de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Note.

   United States Holders of Discount Notes having a maturity of more than one year from their date of issue must, generally, include original issue discount ("OID") in income calculated on a constant-yield method before the receipt of cash attributable to such income, and generally will have to include in income increasingly greater amounts of OID over the life of the Note. The amount of OID includible in income by a United States Holder of a Discount Note is the sum of the daily portions of OID with respect to the Discount Note for each day during the taxable year or portion of the taxable year on which the United States Holder holds such Discount Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Note may be of any length selected by the United States Holder and may vary in length over the term of the Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Note's adjusted issue price at the beginning of the accrual period and such Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over
(b) the sum of the payments of qualified stated interest on the Note allocable to the accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the issue price of the Note increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Note that were not qualified stated interest payments. For purposes of determining the amount of OID allocable to an accrual period, if an interval between payments of qualified stated interest on the Note contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated pro rata on the basis of relative lengths to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between (x) the amount payable at the maturity of the Note (other than any payment of qualified stated interest) and
(y) the Note's adjusted issue price as of the beginning of the final accrual period.

   ACQUISITION PREMIUM. A United States Holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (as determined above under "Original Issue Discount")(any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" shall reduce the daily portions of OID by a fraction, the numerator of which is the excess of the United States Holder's adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

   MARKET DISCOUNT. A Note, other than a short-term Note, will be treated as purchased at a market discount (a "Market Discount Note") if (i) the amount for which a United States Holder purchased the Note is less than the Note's issue price (as determined above under "Original Issue Discount") and (ii) the Note's stated redemption price at maturity or, in the case of a Discount Note, the Note's "revised issue price," exceeds the amount for which the United States Holder purchased the Note by at least 1/4 of 1 percent of such Note's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the Note's maturity. If such excess is not sufficient to cause the Note to be a Market Discount Note, then such excess constitutes "de minimis market discount" and such Note is not subject to the rules discussed in the following paragraphs. The Code provides that, for these purposes, the revised issue price of a Note generally equals its issue price, increased by the amount of any OID that has accrued on the Note.

   Any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a United States Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Note. Such an election shall apply to all debt instruments with market discount acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Service.

   Market discount on a Market Discount Note will accrue on a straight-line basis unless the United States Holder elects to accrue such market discount using a constant-yield method. Such an election shall apply only to the Note with respect to which it is made and may not be revoked. A United States Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

   PRE-ISSUANCE ACCRUED INTEREST. If (i) a portion of the initial purchase price of a Note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the Note is to be made within one year of the Note's issue date and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the United States Holder may elect to decrease the issue price of the Note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

   NOTES SUBJECT TO CONTINGENCIES INCLUDING OPTIONAL REDEMPTION. If a Note provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal, if the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the Note are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the Note will be subject to the general rules that govern contingent payment obligations. These rules will be discussed in an applicable Pricing Supplement.

   Notwithstanding the general rules for determining yield and maturity in the case of Notes subject to contingencies, if the Company or the Holder has an unconditional option or options that, if exercised, would require payments to be made on the Note under an alternate payment schedule, then (i) in the case of an option or options of the Company, the Company will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Note and (ii) in the case of an option or options of the Holder, the Holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Note. If both the Company and the Holder have options described in the preceding sentence, these rules apply to such options in the order in which they may be exercised. For purposes of those calculations, the yield on the Note is determined by using any date on which the Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the Note as the principal amount payable at maturity.

   If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "change in circumstances") then, except to the extent that a portion of the Note is repaid as a result of a change in circumstances and solely for purposes of determining the amount and accrual of OID, the yield and maturity of the Note are redetermined by treating the Note as having been retired and reissued on the date of the change in circumstances for an amount equal to the Note's adjusted issue price on that date.

   ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. A United States Holder may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading "Original Issue Discount," with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Notes Purchased at a Premium") or acquisition premium.

   In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal its cost to the electing United States Holder, the issue date of the Note will be the date of its acquisition by the electing United States Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the Service. If this election is made with respect to a Note with amortizable bond premium, then the electing United States Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing United States Holder as of the beginning of the taxable year in which the Note with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the Service.

   If the election to apply the constant-yield method to all interest on a Note is made with respect to a Market Discount Note, the electing United States Holder will be treated as having made the election discussed above under "Original Issue Discount -- Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such United States Holder.

   VARIABLE RATE NOTES. A "Variable Rate Note" is a Note that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of (1) the product of (x) the total noncontingent principal payments, (y) the number of complete years to maturity from the issue date and
(z) .015, or (2) 15 percent of the total noncontingent  principal payments,  and
(ii) does not provide for stated interest other than stated interest compounded or paid at least annually at (1) one or more "qualified floating rates," (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate" or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

   A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate. A "current value" of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

   A variable rate is a "qualified floating rate" if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated or (ii) it is equal to the product of such a rate and either (a) a fixed multiple that is greater than 0.65 but not more than 1.35, or (b) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a Note provides for two or more qualified floating rates that (i) are within 0.25 percent of each other on the issue date or (ii) can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the Note or are not reasonably expected to affect significantly the yield on the Note.

   An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

   If interest on a Note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the Note that do not differ by more than 0.25 percent or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate. Under these rules. Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, Treasury Rate Notes, CD Rate Notes, and Federal Funds Rate Notes will generally be treated as Variable Rate Notes.

   In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or objective rate, all stated interest on the Note is qualified stated interest and the amount of OID, if any, on the Note is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Note.

   If a Variable Rate Note does not provide for stated interest at a single qualified floating rate or single objective rate and also does not provide for interest payable at a fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the Note are generally determined by (i) determining a fixed rate substitute for each variable rate provided under the Variable Rate Note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the Note), (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

   If a Variable Rate Note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

   SHORT-TERM NOTES. In general, an individual or other cash basis United States Holder of a short- term Note is not required to accrue OID (as specially defined below for the purposes of this paragraph) for United States federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis United States Holders and certain other United States Holders, including banks, regulated investment companies, dealers in securities, common trust funds, United States Holders who hold Notes as part of certain identified hedging transactions, certain pass-thru entities and cash basis United States Holders who so elect, are required to accrue OID on short-term Notes on either a straight-line basis or under the constant-yield method (based on daily compounding), at the election of the United States Holder. In the case of a United States Holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of the short-term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. United States Holders who are not required and do not elect to accrue OID on short-term Notes will be required to defer deductions for interest on borrowings allocable to short-term Notes in an amount not exceeding the deferred income until the deferred income is realized.

   For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term Note, including stated interest, are included in the short-term Note's stated redemption price at maturity.

   FOREIGN CURRENCY DISCOUNT NOTES. OID for any accrual period on a Discount Note that is a Foreign Currency Note will be determined in the Specified Currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States Holder, as described under "Payments of Interest." Upon receipt of an amount attributable to OID (whether in connection with a payment of interest or the sale or retirement of a Note), a United States Holder may recognize ordinary income or loss.

   NOTES PURCHASED AT A PREMIUM. A United States Holder that purchases a Note for an amount in excess of its principal amount may elect to treat such excess as "amortizable bond premium," in which case the amount required to be included in the United States Holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. In the case of a Foreign Currency Note, amortizable bond premium will be computed in units of Specified Currency, and amortizable bond premium will reduce interest income in units of the Specified Currency. At the time amortized bond premium offsets interest income, exchange gain or loss (taxable as ordinary income or loss) is realized measured by the difference between exchange rates at that time and at the time of the acquisition of the Notes. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and is irrevocable without the consent of the Service. See also "Original Issue Discount -- Election to Treat All Interest as Original Issue Discount."

   PURCHASE, SALE AND RETIREMENT OF THE NOTES. A United States Holder's tax basis in a Note will generally be its U.S. dollar cost (as defined below), increased by the amount of any OID or market discount included in the United States Holder's income with respect to the Note and the amount, if any, of income attributable to de minimis original issue discount and de minimis market discount included in the United States Holder's income with respect to the Note, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the Note. The U.S. dollar cost of a Note purchased with a Specified Currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the purchase.

   A United States Holder will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. The amount realized on a sale or retirement for an amount in Specified Currency will be the U.S. dollar value of such amount on (i) the date payment is received in the case of a cash basis United States Holder, (ii) the date of disposition in the case of an accrual basis United States Holder or (iii) in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, sold by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the sale.
Except to the extent described above under "Original Issue Discount -- Short-Term Notes" or "Original Issue Discount -- Market Discount" or described in the next succeeding paragraph, attributable to accrued but unpaid interest or subject to the general rules governing contingent payment obligation, gain or loss recognized on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

   Gain or loss recognized by a United States Holder on the sale or retirement of a Note that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

   EXCHANGE OF AMOUNTS IN OTHER THAN U.S. DOLLARS. Specified Currency received as interest on a Note or on the sale or retirement of a Note will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement. Specified Currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the Specified Currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a Specified Currency (including its use to purchase Notes or upon exchange for U.S. dollars) will be ordinary income or loss.

   INDEXED NOTES, RENEWABLE, EXTENDIBLE AND AMORTIZING NOTES. The applicable Pricing Supplement will contain a discussion of any special United States federal income tax rules with respect to Notes that are not subject to the rules governing Variable Rate Notes payments on which are determined by reference to any index and other Notes that are subject to the general rules governing contingent payment obligations and with respect to any Renewable, Extendible Notes and with respect to any Note providing for the periodic payment of principal over the life of the Note.

UNITED STATES ALIEN HOLDERS

   For purposes of this discussion, a "United States Alien Holder" is any holder who or that is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of income or gain from a Note. This discussion assumes that the Note is not subject to the rules of
Section 871(h)(4)(A) of the Code (relating to interest payments determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party).

   Under present United States federal income and estate tax law and subject to the discussion of backup withholding below:

      (i) payments of principal, premium (if any) and interest (including OID) by the Company or any of its paying agents to a United States Alien Holder of a Note will not be subject to United States federal withholding tax if, in the case of interest or OID, (a) the beneficial owner of the Note does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Note is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that it is not a United States Holder and provides its name and address or
   (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to the Company or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

      (ii) a United States Alien Holder of a Note will not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a Note; and

      (iii) a Note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States federal estate tax as a result of the individual's death if (a) the individual did not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote and (b) the income on the Note would not have been effectively connected with a United States trade or business of the individual at the individual's death.

   Recently proposed Internal Revenue Service Treasury regulations (the "Proposed Regulations") would provide alternative methods for satisfying the certification requirement described in clause (i) (c) above. The Proposed
Regulations also would require, in the case of Notes held by a foreign partnership, that (x) the certification described in clause (i) (c) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the Proposed Regulations will be adopted or as to the provisions that they will include if and when adopted in temporary or final form.

BACKUP WITHHOLDING AND INFORMATION REPORTING

   UNITED STATES HOLDERS. In general, information reporting requirements will apply to payments of principal, any premium and interest on a Note and the proceeds of the sale of a Note before maturity within the United States to, and to the accrual of OID on a Discount Note with respect to, non-corporate United States Holders, and "backup withholding" at a rate of 31 percent will apply to such payments and to payments of OID if the United States Holder fails to provide an accurate taxpayer identification number or is notified by the Internal Revenue Service that it has failed to report all interest and dividends required to be shown on its federal income tax returns.

   UNITED STATES ALIEN HOLDERS. Under current law, information reporting on Internal Revenue Service Form 1099 and backup withholding will not apply to payments of principal, premium (if any) and interest (including OID) made by the Company or a paying agent to a United States Alien Holder on a Note; provided the certification described in clause (i)(c) under "United States Alien Holders" above is received, provided further that the payor does not have actual knowledge that the holder is a United States person. The Company or a paying agent, however, may report (on Internal Revenue Service Form 1042S) payments of interest (including OID) on Notes. See the discussion above with respect to the rules under the Proposed Regulations.

   Payments of the proceeds from the sale by a United States Alien Holder of a Note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                          PLAN OF DISTRIBUTION OF NOTES

   Under the terms of a Distribution Agreement, dated November 19, 1996 (the "Distribution Agreement"), the Notes are offered on a continuing basis by the Company through the Distributors, each of which has agreed to use reasonable best efforts to solicit purchases of the Notes. Unless otherwise disclosed in the applicable pricing supplement, the Company will pay a commission, or grant a discount, to the Distributors. The Company will pay each Distributor a commission of from .125% to .750% of the principal amount of each Note, depending on its Stated Maturity, sold through such Distributor, as agent; provided, however, that commissions with respect to Notes with a Stated Maturity of more than thirty years will be negotiated between the Company and the applicable Distributor at the time of sale. The Company will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. Each Distributor shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes received by it, in whole or in part.

   The Company also may sell Notes to any Distributor, acting as principal, at a discount to be agreed upon at the time of sale except that, if no other discount is agreed, the Company may pay a commission (or grant a discount) equivalent to that set forth on the cover page of this Prospectus Supplement. Such Notes may be resold at market prices prevailing at the time of resale, at prices related to such prevailing market prices, at a fixed offering price or at negotiated prices, as determined by such Distributor. The Company also may sell Notes to any Distributor or to a group of underwriters for whom a Distributor acts as representative, at a discount or premium to be agreed at the time of sale for resale to one or more investors or purchasers at a fixed offering price or at varying prices prevailing at the time of resale, at prices related to such prevailing market prices at the time of such resale or at negotiated prices. Notes purchased by a Distributor or by a group of distributors may be resold to certain securities dealers at the public offering price set forth on the cover page of the applicable Pricing Supplement for resale to investors or to certain other dealers. Any such dealers also may receive compensation in the form of discounts, concessions or commissions from the Distributors and/or commissions from the purchasers for whom they may act as agents. Unless otherwise specified in the applicable pricing supplement, any concessions allowed by any Distributor to any such dealer shall not be in excess of the commission or discount received by such Distributor from the Company. The offering price and other selling terms for such resales may from time to time be varied by such Distributor.

   The Company has reserved the right to sell Notes directly on its own behalf and to accept offers to purchase Notes through additional distributors on substantially the same terms and conditions (including commission rates) as would apply to purchases of Notes pursuant to the Distribution Agreement. In addition, the Company has reserved the right to appoint additional agents for the purpose of soliciting offers to purchase Notes. Such additional distributors or agents, as the case may be, will be named in the applicable Pricing Supplement. No commission will be payable on any Notes sold directly by the Company.

   The Distributors and any dealers to whom the Distributors may sell Notes may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"). The Company has agreed to indemnify the Distributors against certain liabilities, including civil liabilities under the Securities Act of 1933, or contribute to payments which the Distributors may be required to make in respect thereof. The Company has agreed to reimburse the Distributors for certain expenses.

   Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of Notes, other than Foreign Currency Notes, will be required to be made in funds immediately available in The City of New York. With respect to payment of the purchase price of Foreign Currency Notes, see "Special Provisions Relating to Foreign Currency Notes -- Purchase" herein.

   Credit Suisse First Boston Corporation and Salomon Brothers Inc each engages in transactions with and performs services for the Company in the ordinary course of business.

                                VALIDITY OF NOTES

   The validity of the Notes will be passed upon for the Company by Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona 85004, and for the
Distributors by Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California 90071. Snell & Wilmer L.L.P. and Sullivan & Cromwell will rely as to all matters of New Mexico law upon the opinion of Keleher & McLeod, P.A., 1200 Public Service Building, Albuquerque, New Mexico 87102. Sullivan & Cromwell may rely as to all matters of Arizona law upon the opinion of Snell & Wilmer L.L.P., and Snell & Wilmer L.L.P. may rely as to all matters of New York law upon the opinion of Sullivan & Cromwell.

                                    GLOSSARY

   Set forth below are definitions, or the locations elsewhere of definitions, of some of the terms used in this Prospectus Supplement.

   "Calculation Agent" means the agent appointed by the Company to calculate interest rates for Floating Rate Notes. Unless otherwise provided in a Pricing Supplement, the Calculation Agent will be Credit Suisse First Boston.

   "Calculation Date" pertaining to any Interest Determination Date means, unless otherwise specified in the applicable pricing supplement, the earlier of
(i) the tenth calendar day after such Interest Determination Date or, if such day is not a Market Day, the next succeeding Market Day or (ii) the Market Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

   "CD Rate" means the rate calculated as set forth under the heading "Description of Notes -- Floating Rate Notes -- CD Rate Notes", unless otherwise indicated in the applicable Pricing Supplement.

   "CMT Rate" means the rate calculated as set forth under the heading "Description of Notes -- Floating Rate Notes -- CMT Rate Notes," unless otherwise indicated in an applicable Pricing Supplement.

   "Commercial Paper Rate" means the rate calculated as set forth under the heading "Description of Notes Floating Rate Notes -- Commercial Paper Rate Notes", unless otherwise indicated in the applicable Pricing Supplement.

   "Composite   Quotations"  means  the  daily   statistical   release  entitled
"Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York.

   "11th District Cost of Funds Rate" means the rate calculated as set forth under the heading "Description of Notes -- Floating Rate Notes -- 11th District Cost of Funds Rate Notes," unless otherwise indicated in an applicable Pricing Supplement.

   "Exchange Rate Agent" means the agent appointed by the Company to convert principal and any premium and interest payments in respect of Foreign Currency Notes into U.S. dollars. Unless otherwise provided in a Pricing Supplement, the Exchange Rate Agent will be Credit Suisse First Boston.

   "Federal Funds Rate" means the rate calculated as set forth under the heading "Description of Notes Floating Rate Notes -- Federal Funds Rate Notes", unless otherwise indicated in the applicable Pricing Supplement.

   "Fixed Rate Note" shall have the meaning set forth under the heading "Description of Notes -- Interest."

   "Floating Rate Notes" shall have the meaning set forth under the heading "Description of Notes -- Interest."

   "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System.

   "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as indicated in the applicable Pricing Supplement.

   "Initial Interest Rate" means the rate at which Floating Rate Note will bear interest from and including its Issue Date (or that of a predecessor Note) to but excluding the first Reset Date, as indicated in the applicable Pricing Supplement.

   "Interest Determination Date" means the date as of which the interest rate for a Floating Rate Note is to be calculated, to be effective as of the following Reset Date and calculated on the related Calculation Date (except in the case of LIBOR, which is calculated on the related LIBOR Interest Determination Date).

   "Interest Reset Date" means the date on which a Floating Rate Note will begin to bear interest at the variable interest rate determined as of any Interest Determination Date. See the third paragraph under the heading "Floating Rate Notes" for the applicable Reset Dates for such Notes. The Reset Dates with respect to any Floating Rate Note will also be set forth in the applicable Pricing Supplement and in such Note.

   "J.J. Kenny Rate" means the rate calculated as set forth under the heading "Description of Notes Floating Rate Notes -- J.J. Kenny Rate Notes," unless otherwise indicated in an applicable supplement to this Offering Circular or the Book-Entry Note representing a J.J. Kenny Rate Note.

   "LIBOR" means the rate calculated as set forth under the heading "Description of Notes -- Floating Rate Notes -- LIBOR Notes", unless otherwise indicated in the applicable Pricing Supplement.

   "London Market Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

   "Market Day" means (a) with respect to any Note (unless otherwise provided in this definition), any day that is a Business Day in The City of New York, (b) with respect to LIBOR Notes only, any Business Day in New York that is also a London Market Day, (c) with respect to Foreign Currency Notes (other than Foreign Currency Notes denominated in European Currency Units ("ECUs")) only, any day that is a Business Day both in New York and in the principal financial center in the country of the Specified Currency and (d) with respect to Foreign Currency Notes denominated in ECU, any date that is a Business Day in The City of New York that is designated as an ECU settlement day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day in which payments in ECU are made.

   "Market Exchange Rate" for any Specified Currency means the noon buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes by (or if not so certified as otherwise determined by) the Federal Reserve Bank of New York.

   "New York Business Day" means any other day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close.

   "Prime Rate" means the rate calculated as set forth under the heading "Description of Notes -- Floating Rate Notes -- Prime Rate Notes", unless otherwise indicated in the applicable Pricing Supplement.

   "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

   "Specified Currency" shall have the meaning set forth under the heading "Important Currency Exchange Information."

   "Spread" means the number of basis points specified in the Note and the applicable Pricing Supplement as being applicable to the interest rate for a particular Floating Rate Note.

   "Spread Multiplier" means the percentage specified in the Note and the applicable Pricing Supplement as being applicable to the interest rate for a particular Floating Rate Note.

   "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates.

   "Treasury Rate" means the interest rate calculated as set forth under the heading "Description of Notes -- Floating Rate Notes -- Treasury Rate Notes", unless otherwise indicated in the applicable Pricing Supplement.

                        ARIZONA PUBLIC SERVICE COMPANY

                             FIRST MORTGAGE BONDS
                                 SENIOR NOTES
                               DEBT SECURITIES

                                  ----------

   Arizona Public Service Company (the "Company") intends from time to time to issue up to $75,000,000 aggregate principal amount of its first mortgage bonds (the "New Bonds"), senior notes (the "Senior Notes"), or unsecured debt securities ("Debt Securities") of the Company (collectively, the "Securities"), in one or more series at prices and on terms to be determined at the time of sale.

   For each issue of Securities for which this Prospectus is being delivered (the "Offered Bonds," the "Offered Senior Notes," or the "Offered Debt Securities" and, collectively, the "Offered Securities"), there will be an accompanying Prospectus Supplement (the "Prospectus Supplement") that sets forth, without limitation and to the extent applicable, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, rate of interest (which may be fixed or variable) or method of calculation thereof, time of payment of interest, any terms for redemption, any sinking fund provisions, any subordination provisions, the initial public offering price, the names of any underwriters or agents, the principal amounts, if any, to be purchased by the underwriters, the compensation of such underwriters or agents, and any other special terms of the Offered Securities. The Prospectus Supplement relating to any series of Offered Securities will also contain information concerning certain United States federal income tax considerations, if applicable to the Offered Securities.

   The Company may sell Securities directly to purchasers or through agents designated from time to time by the Company or to or through underwriters or a group of underwriters which may be managed by one or more underwriters. If any agents of the Company or any underwriters are involved in the sale of Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commission or discount will be set forth in the applicable Prospectus Supplement. The net proceeds to the Company from the sale of Securities will be the public offering price of such Securities less such discount, in the case of an offering through an underwriter, or the purchase price of such Securities less such commission, in the case of an offering through an agent, and less, in each case, other expenses of the Company associated with the issuance and distribution of such Securities.

                                  ----------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                                  ----------

                The date of this Prospectus is December 26, 1996.

                            AVAILABLE INFORMATION

   Arizona Public Service Company (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be obtained at prescribed rates from the Public Reference Section of the Commission or may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at certain of its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. In addition, such material may be accessed electronically by means of the Commission's Web Site on the Internet at http://www.sec.gov. Certain securities of the Company are listed on the New York Stock Exchange. Reports, proxy materials, and other information concerning the Company can be inspected at the office of this exchange at 20 Broad Street, 7th Floor, New York, New York 10005.
                                  ----------

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents previously filed with the Commission by the Company (File No. 1-4473) are incorporated by reference in this Prospectus:

   1. The Company's Form 10-K Report for the fiscal year ended December 31, 1995 (the "1995 10-K Report");

   2. The Company's Form 10-Q Reports for the fiscal quarters ended March 31, June 30 and September 30 (the "September 10-Q Report"), 1996; and

   3. The Company's Form 8-K Reports, dated August 28 and November 19 (the "November 8-K Report"), 1996.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act after the filing date of the November 8-K Report and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

   Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Request for such copies should be directed to Arizona Public Service Company, Office of the Secretary, Station 9068, P.O. Box 53999, Phoenix, Arizona 85072-3999, (602) 250-3252.

                             SELECTED INFORMATION

   The following material is qualified in its entirety by reference to the detailed information and financial statements incorporated by reference in this Prospectus.
                                 THE OFFERING

Securities Offered .................   Up to  $75,000,000 of any  combination of
                                       First Mortgage Bonds,  Senior Notes,  and
                                       Debt Securities.

Application of  Proceeds  ..........   Except  as  otherwise  described  in  the
                                       Prospectus Supplement, the net proceeds of the Offered Securities will be applied primarily to the redemption, repurchase, repayment, or retirement of outstanding indebtedness, and temporary investment pending such application.

                                  THE COMPANY

Business ...........................   Electric utility servicing  approximately
                                       705,000   customers   in  an  area   that
                                       includes  all or part of 11 of  Arizona's
                                       15 counties.

Generating Fuel Mix (estimated
  for the welve months ended
  September 30, 1996)...............   Coal--43%; Nuclear--33%;  Purchases--22%;
                                       Other--2%.

FINANCIAL DATA (THOUSANDS OF DOLLARS):
                                                     TWELVE MONTHS ENDED
                                    ----------------------------------------------------
                                                               DECEMBER 31,
                                                 ---------------------------------------
                                    SEPTEMBER 30,
                                       1996(1)       1995         1994         1993
                                     ----------   ----------   ----------   ----------
Electric Operating Revenues  ......  $1,687,542   $1,614,952   $1,626,168   $1,602,413
                                     ==========   ==========   ==========   ===========
Net Income ........................  $  264,471   $  239,570   $  243,486   $  250,386
                                     ==========   ==========   ==========   ===========
Ratio of Earnings to Fixed Charges         3.01         2.77         2.96         2.99

CAPITALIZATION DATA (THOUSANDS OF DOLLARS):
                                                                     AS ADJUSTED(2)
                                                   AS OF       -------------------------
                                               SEPTEMBER 30,
                                                  1996(1)          AMOUNT      PERCENTAGE
                                            ------------------  ------------   ------------
Total Debt (including current maturities)      $2,212,650         $2,212,650      53.2%
Redeemable Preferred Stock ...............         53,000             53,000       1.3
Non-Redeemable Preferred Stock ...........        170,391            167,068       4.0
Common Stock Equity ......................      1,726,644          1,726,644      41.5
                                            ------------------  ------------  ------------
  Total Capitalization ...................     $4,162,685         $4,159,362     100.0%
                                            ==================  ============  ============

----------
(1) Financial information as of and for the twelve months ended September 30, 1996 is unaudited but, in the judgment of the Company's management, contains all necessary adjustments for a fair presentation of the financial position of the Company on such date and the results of operations for such period.

(2) For the repurchase of approximately $3 million of the Company's preferred stock. The net proceeds of (i) the Company's issuance on November 22, 1996 of $100 million of its 6 3/4% Senior Notes Due 2006 and (ii) the issuance on December 12, 1996 of $6.71 million of tax-exempt debt for the benefit of the Company were used for the repayment of outstanding debt. It is assumed that the net proceeds from the issuance of the Offered Securities will be used for the redemption, repurchase, repayment, or retirement of a similar amount of outstanding long-term debt.

                                 THE COMPANY

   The Company was incorporated in 1920 under the laws of Arizona and is principally engaged in providing electricity in the State of Arizona. The principal executive offices of the Company are located at 400 North Fifth Street, Phoenix, Arizona 85004 and its telephone number is (602) 250-1000.

                           APPLICATION OF PROCEEDS

   Except as otherwise described in the Prospectus Supplement, the net proceeds of the Offered Securities will be applied primarily to the redemption, repurchase, repayment, or retirement of outstanding indebtedness. Any proceeds not immediately so applied when received may be invested temporarily, pending such application, in United States government or agency obligations, commercial paper, bank certificates of deposit, or repurchase agreements collateralized by United States government or agency obligations, or will be deposited with banks.

                               EARNINGS RATIOS

   The following table sets forth the Company's historical ratio of earnings to fixed charges for each of the indicated periods:

                TWELVE MONTHS ENDED
--------------------------------------------------
                              DECEMBER 31,
 SEPTEMBER 30,  ----------------------------------
      1996       1995   1994   1993   1992   1991
--------------- ------ ------ ------ ------ ------
      3.01       2.77   2.96   2.99   2.73   (1)
----------
(1) A write-off resulting from a December 1991 Arizona Corporation Commission ("ACC") order settling the Company's then-pending rate case resulted in a negative coverage ratio and an earnings coverage deficiency of approximately $317 million for the twelve months ended December 31, 1991. Excluding the effects of the write-off, the coverage ratio would have been 2.11 for the same period.

   For the purposes of these computations, "earnings" are defined as the sum of pre-tax income plus fixed charges of the Company and its subsidiaries; "fixed charges" consist of interest on debt, amortization of debt discount, premium, and expense and an estimated interest factor in rentals.

                                  SECURITIES

   The Securities may be issued in one or more series as (i) first mortgage bonds ("New Bonds"), (ii) notes secured by New Bonds or, in the circumstances described under the caption "Description of Senior Notes -- Security; Release Date," as unsecured notes (such notes are herein referred to as "Senior Notes"), or (iii) unsecured debt securities ("Debt Securities"). From and after the "Release Date" (as defined below), any outstanding Senior Notes secured by New Bonds when issued will cease to be secured and will become unsecured obligations of the Company. The New Bonds are described below under the caption "Description of New Bonds," the Senior Notes are described below under the caption "Description of Senior Notes," and the Debt Securities are described below under the caption "Description of Debt Securities."

                           DESCRIPTION OF NEW BONDS

GENERAL

   The New Bonds may be issued in one or more new series under the Mortgage and Deed of Trust dated as of July 1, 1946 between the Company and The Bank of New York, as successor Trustee ("Bond Trustee"), which as heretofore amended and supplemented is herein referred to as the "Mortgage," and which is to be further amended and supplemented by appropriate Supplemental Indentures ("Bond Supplemental Indentures"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Mortgage, the New Bonds, and the Bond Supplemental Indentures, the forms of which are filed, or will be filed, as exhibits to the registration statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in such documents are referred to herein or in a Prospectus Supplement, such provisions or defined terms are incorporated by reference herein or therein, as the case may be.

   Reference is made to the Prospectus Supplement relating to any particular issue of Offered Bonds for the following terms: (1) the aggregate principal amount of the Offered Bonds; (2) the date on which such Offered Bonds mature;
(3) the rate per annum at which such Offered Bonds will bear interest; (4) the times at which such interest will be payable; (5) the date, if any, after which such Offered Bonds may be redeemed at the option of the Company and the redemption price; (6) whether any of such Offered Bonds will be issuable in whole or in part in the form of one or more Global Securities and, if so, the Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security, and any circumstances under which any such Global Security may be exchanged in whole or in part for Offered Bonds, registered in the names of persons other than the Depositary for such Global Security or its nominee; and (7) any other special terms. Interest will be paid to the person in whose name the Offered Bonds are registered at the close of business on the record date, as established in the Bond Supplemental Indenture relating thereto, preceding the interest payment date in respect thereof. The New Bonds will be issued as fully registered bonds, without coupons, in denominations of $1,000 and multiples thereof. The New Bonds will be transferable at any time without any service or other charge, except transfer taxes and other governmental charges, if any.

   Except as otherwise described under the heading "Description of New Bonds -- Issuance of Additional Bonds" or in the Prospectus Supplement, the covenants contained in the Mortgage and the New Bonds would not afford holders of the New Bonds protection in the event of a highly-leveraged transaction involving the Company.

REDEMPTION

   The Offered Bonds are redeemable as set forth in the Prospectus Supplement relating thereto and, subject to any qualifications or variations set forth in any such Prospectus Supplement, are also subject to redemption, in each case at the principal amount of the Offered Bonds to be redeemed together with accrued interest to the date fixed for redemption, (i) in whole or in part with the proceeds from mortgaged property of the Company taken under eminent domain by, or otherwise sold to, a governmental body or agency; (ii) in whole or in part with the Proceeds of Released Property, including proceeds from the sale or other disposition (including a sale and leaseback) of property released from the lien of the Mortgage as specified in section (b) of the second to the last paragraph under the heading "Description of New Bonds -- Security" below; and
(iii) in whole, together with all other first mortgage bonds of the Company then outstanding, within twelve months of certain mergers or other transactions involving the transfer of substantially all of the property subject to the lien of the Mortgage, as then amended. In addition, after the date and at the price set forth in the Prospectus Supplement, Offered Bonds may be redeemed in whole or in part with cash deposited in the replacement fund discussed below.

SECURITY

   The New Bonds will rank pari passu, except as to any sinking fund or similar fund provided for a particular series, with all bonds at any time outstanding under the Mortgage. The Mortgage constitutes a first mortgage lien on substantially all the fixed property owned by the Company (which does not include a combined cycle plant or certain interests in Unit 2 of the Palo Verde Nuclear Generating Station being leased), other than property specifically excepted by the Mortgage. Such lien and the Company's title to certain of its properties are subject to Excepted Encumbrances, to minor leases, defects, irregularities, and deficiencies, and to the considerations discussed below with respect to the Four Corners and Navajo Plant locations. The lien of the Mortgage will also extend to all after-acquired property (other than the excepted classes) located in the jurisdictions in which the necessary recordations or filings have been accomplished, subject to Excepted Encumbrances and to liens existing or placed on such property at the time of its acquisition by the Company.

   Both the Four Corners and the Navajo Plants are located on property held by the plant participants under leases from the Navajo Tribe and easements from the Secretary of the Interior. The leases extend from their respective effective dates in 1966 and 1969 for terms of 50 years with rights of renewal for up to 25 additional years. The easements are for 50-year terms from the same effective dates. While the Company owns the rights conferred upon it by the leases from the Navajo Tribe, the Company does not make any representation with respect to the Tribe's interest in the lands leased (but is not aware of any assertion of a contesting claim to such lands) or with respect to the enforceability of the leases against the Tribe.

   The Mortgage requires the Company to keep the property encumbered thereby as an operating system or systems in good repair and working order, but permits the permanent discontinuance or reduction in capacity of any such properties which, in the judgment of the Board of Directors of the Company, is desirable in the conduct of its business or which is ordered by a regulatory authority or which properties are to be sold or disposed of by the Company.

   When not in default under the Mortgage, the Company may obtain the release from the lien thereof of (a) property that has become unserviceable, obsolete, or unnecessary for use in the Company's operations, provided that it replaces such property with, or substitutes for the same, an equal value of other property, and (b) other property that has been sold or otherwise disposed of, provided that the Company deposits with the Bond Trustee cash in an amount, waives the right to issue additional bonds on the basis of retired bonds previously issued in an amount, or utilizes as a credit net Property Additions acquired by the Company within the preceding five years and having a fair value (not more than Cost), equal to the fair value of the property to be released.

   The Bond Trustee may, and upon request of the Company shall, cancel and discharge the lien of the Mortgage and all indentures supplemental thereto whenever all indebtedness secured by the Mortgage has been paid.

ISSUANCE OF ADDITIONAL BONDS

   Additional bonds may be issued under the Mortgage in a principal amount equal to (a) 60% of net Property Additions, (b) the principal amount of certain redeemed or retired bonds previously issued, and/or (c) deposited cash, provided that the Company's Adjusted Net Earnings over a twelve-month period are at least two times the annual interest on all bonds to be outstanding under the Mortgage after the issuance and on indebtedness secured by prior liens. Exceptions to this earnings coverage requirement apply to bonds issued on the basis of redeemed or retired bonds where the redeemed or retired bonds bore a higher rate of interest and where certain other conditions are satisfied. In addition, the Company's articles of incorporation allow the Company to issue additional preferred stock when certain earnings coverage requirements are met. Exceptions to this earnings coverage requirement apply to preferred stock issued for the purpose of redeeming or retiring other preferred stock.

   As of September 30, 1996, the Company estimates that the Mortgage and the articles of incorporation would have allowed the Company to issue up to approximately $1.7 billion and $1.4 billion of additional first mortgage bonds and preferred stock, respectively.

   In addition to the Mortgage restrictions on the Company's issuance of additional bonds, the Company must obtain ACC approval before issuing equity securities or incurring long-term debt. Existing ACC orders allow the Company to have approximately $501 million in aggregate par value of preferred stock and approximately $2.6 billion in principal amount of long-term debt outstanding at any one time. The Company does not expect these provisions or authorizations to limit the Company's ability to meet its capital requirements.

   Property Additions, and in many instances redeemed or retired bonds, as well as deposited cash, may be used for certain alternative purposes under the Mortgage, including the release of property from the lien thereof or the satisfaction of sinking or replacement fund requirements. The Mortgage contains restrictions on the issuance of bonds, withdrawal of cash, or release of property on the basis of property subject to prior liens. Property located on leaseholds or easements (as, for example, the Four Corners and Navajo Plants) will constitute fundable Property Additions if the leasehold or easement has an unexpired term of, or the term is extendable at the Company's option for, at least 30 years after the time of funding, or if the property may be removed by the Company without compensation.

REPLACEMENT FUND

   So long as any of the New Bonds are outstanding, the Company is required for each calendar year to deposit with the Bond Trustee cash in a formularized amount related to net additions to the Company's mortgaged utility plant; however, the Company may satisfy all or any part of the requirement by utilizing redeemed or retired bonds, net Property Additions, or property retirements. For 1995, such requirement amounted to approximately $128 million. Any cash that may be deposited by the Company pursuant to the requirement may, upon request by the Company, be applied to the redemption or purchase of bonds and, if not withdrawn against Property Additions or retired bonds within five years, must be so applied, subject in each case to any restrictions on any such redemption or purchase as set forth in the Prospectus Supplement relating to the issue of bonds to be redeemed or purchased.

EVENTS OF DEFAULT

   The following are defaults under the Mortgage: (a) failure to pay the principal of any bond outstanding under the Mortgage when due and payable; (b) failure to pay interest on any bond outstanding under the Mortgage within 60 days after the same is due and payable; (c) failure to pay any installment of any fund required to be applied to the purchase or redemption of bonds outstanding under the Mortgage within 60 days after the same is due and payable;
(d) certain events in bankruptcy, insolvency, or reorganization; and (e) failure to perform any other covenant of the Mortgage continuing for 90 days after notice by the Bond Trustee or holders of 15% in principal amount of Eligible bonds. The Mortgage allows the Bond Trustee to withhold notice of certain defaults, not including any default in the payment of principal of, or interest on, any bond outstanding, or in the payment of any sinking, improvement, replacement, or purchase fund installment, if it in good faith determines that the withholding of such notice is in the interests of the bondholders.

   The holders of not less than a majority in principal amount of Eligible bonds may direct the time, method, and place of conducting any proceeding for any remedy available to the Bond Trustee under the Mortgage; provided, however, that the Trustee may decline to follow any such direction under certain circumstances, including a determination made in good faith by the Bond Trustee that it will not be sufficiently indemnified for any expenditures, including its own charges, in any action or proceeding so directed. The Company is required to file with the Bond Trustee, on or before July 1 of each year, a certificate to the effect that, except as otherwise stated therein, the Company has complied with all of the provisions of the Mortgage and is not then in default thereunder.

MODIFICATION OF THE MORTGAGE

   The Mortgage and the rights of bondholders may be modified with the consent of the Company, and of the Bond Trustee if deemed affected, and the vote or assent of the holders of not less than 70% in principal amount of the Eligible bonds, and of not less than 70% in principal amount of the Eligible bonds of any one or more series (less than all) affected by any such modification; except that the bondholders, without the consent of the holder of each bond affected, have no power to (a) reduce the principal thereof, or the premium, if any, or rate of interest thereon or otherwise modify the terms of payment of principal, premium, or interest, or extend the maturity of any bonds, (b) permit the creation of any lien ranking prior to or on a parity with the lien of the Mortgage with respect to any of the mortgaged property, (c) deprive any nonassenting bondholder of a lien upon the mortgaged property for the security of his or her bonds, or (d) reduce the percentage of bondholders authorized to effect any such modification.

GLOBAL SECURITIES

   Some or all of the New Bonds of any series may be represented, in whole or in part, by one or more "Global Securities" which will have an aggregate principal amount equal to that of the New Bonds represented thereby. Each Global Security will be registered in the name of a depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Bond Supplemental Indenture.

   Notwithstanding any provision of the Mortgage or any New Bond described herein, no Global Security may be exchanged in whole or in part for New Bonds registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the depositary for such Global Security or any nominee of such depositary unless (i) the depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security or has ceased to be qualified to act as such as required by the Mortgage, (ii) there shall have occurred and be continuing a default with respect to the New Bonds represented by such Global Security or
(iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Bond Supplemental Indenture and Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the depositary may direct.

   As long as the depositary, or its nominee, is the registered holder of a Global Security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of such Global Security and the New Bonds represented thereby for all purposes under the New Bonds and the Mortgage. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any New Bonds represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated New Bonds in exchange therefor and will not be considered to be the owners or holders of such Global Security or any New Bonds represented thereby for any purpose under the New Bonds or the Mortgage. All payments of principal of and any premium and interest on a Global Security will be made to the depositary or its nominee, as the case may be, as the holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

   Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of New Bonds represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges, and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the depositary from time to time. None of the Company, the Bond Trustee or any agent of the Company or the Bond Trustee will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising, or reviewing any records relating to such beneficial interests.

OTHER

   The Mortgage restricts the payment of dividends on common stock of the Company under certain conditions which have not existed in the past and do not currently exist.

   The Bond Trustee, security registrar, and paying agent under the Mortgage is The Bank of New York. The Company maintains normal banking arrangements with The Bank of New York, which includes (i) two commitments in the aggregate principal amount of approximately $35.7 million by The Bank of New York pursuant to reimbursement agreements related to letters of credit issued on behalf of the Company in connection with issuances of pollution control bonds, the proceeds of which were made available to the Company, and (ii) a $25 million commitment by The Bank of New York pursuant to a revolving credit agreement, $0 and $6 million of which, respectively, were outstanding at September 30, 1996. The Bank of New York also serves as (i) trustee for the holders of several issues of pollution control bonds issued on behalf of the Company, (ii) trustee under the Indenture relating to the subordinated Debt Securities (see "Description of Debt Securities" below), (iii) trustee under the Senior Note Indenture (as defined below), (iv) investment manager for the Company's nonunion post-retirement medical fund, and (v) custodian of international fixed-income assets for the Company's pension plan.

                         DESCRIPTION OF SENIOR NOTES

GENERAL

   The Senior Notes may be issued in one or more new series under an Indenture (the "Senior Note Indenture") between the Company and The Bank of New York, or any other trustee to be named, as Trustee (the "Senior Note Trustee"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Senior Note Indenture pursuant to which the Senior Notes are to be issued and to the Senior Notes, the forms of which are filed, or will be filed, as exhibits to the registration statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in the Senior Note Indenture are referred to herein or in a Prospectus Supplement, such provisions or terms are incorporated by reference herein or therein, as the case may be.

   Until the Release Date (as defined below), the Senior Notes will be secured by one or more series of New Bonds ("Senior Note Mortgage Bonds") issued and delivered by the Company to the Senior Note Trustee. See "Description of Senior Notes -- Security; Release Date." On the Release Date, the Senior Notes will cease to be secured by Senior Note Mortgage Bonds, will become unsecured obligations of the Company, and will rank on a parity with other unsecured senior indebtedness of the Company, including senior Debt Securities. The Senior
Note Indenture provides that, in addition to the Senior Notes offered hereby, additional Senior Notes may be issued thereunder, without limitation as to aggregate principal amount, provided that, prior to the Release Date, the amount of Senior Notes that may be issued cannot exceed the amount of first mortgage bonds that the Company is able to issue under its Mortgage. See "Description of New Bonds -- Issuance of Additional Bonds."

   Reference is made to the Prospectus Supplement relating to any particular issue of Offered Senior Notes for the following terms: (1) the title of such Senior Notes; (2) any limit on the aggregate principal amount of such Senior Notes or the series of which they are a part; (3) the date or dates on which the principal of any of such Senior Notes will be payable; (4) the rate or rates at which any of such Senior Notes will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (5) the place or places where the principal of and any premium and interest on any of such Senior Notes will be payable, if other than as described under "Description of Senior Notes -- Payment and Paying Agents"; (6) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Senior Notes may be redeemed, in whole or in part, at the option of the Company; (7) the obligation, if any, of the Company to redeem or purchase any of such Senior Notes pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Senior Notes will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (8) the denominations in which any of such Senior Notes will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (9) if the amount of principal of or any premium or interest on any of such Senior Notes may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (10) if other than the currency of the United States of America, the currency, currencies, or currency units in which the principal of or any premium or interest on any of such Senior Notes will be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of determining the principal amount deemed to be Outstanding at any time; (11) if the principal of or any premium or interest on any of such Senior Notes is to be payable, at the election of the Company or the Holder thereof, in one or more currencies, or currency units other than those in which such Senior Notes are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined); (12) if other than the entire principal amount thereof, the portion of the principal amount of any of such Senior Notes which will be payable upon declaration of acceleration of the Maturity thereof; (13) if the principal amount payable at the Stated Maturity of any of such Senior Notes will not be determinable as of any one or more dates prior to the

Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);
(14) if applicable, that such Senior Notes, in whole or any specified part, are defeasible pursuant to the provisions of the Senior Note Indenture described under "Description of Senior Notes -- Defeasance and Covenant Defeasance -- Defeasance and Discharge" or "Description of Senior Notes -- Defeasance and Covenant Defeasance -- Covenant Defeasance," or under both such captions; (15) whether any of such Senior Notes will be issuable in whole or in part in the form of one or more Global Securities and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to under "Description of Senior Notes -- Global Securities" and, if different from those described under such caption, any circumstances under which any such Global Security may be exchanged in whole or in part for Senior Notes registered, and any transfer of such Global Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee; (16) if any of such Senior Notes are to be issued prior to the Release Date, the designation of the series of Senior Note Mortgage Bonds to be delivered to the Senior Note Trustee as security for such Senior Notes; (17) any addition to or change in the Events of Default applicable to any of such Senior Notes and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Senior Notes due and payable; (18) any addition to or change in the covenants in the Senior Note Indenture; and (19) any other terms of such Senior Notes not inconsistent with the provisions of the Senior
Note Indenture. (Section 301).

   Senior Notes, including Original Issue Discount Notes, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Senior Notes sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Senior Notes which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.

   Except as otherwise described in the Prospectus Supplement, the covenants contained in the Senior Note Indenture would not afford holders of Senior Notes protection in the event of a highly-leveraged transaction involving the Company.

FORM, EXCHANGE, AND TRANSFER

   The Senior  Notes of each series will be  issuable  only in fully  registered form without coupons and, unless otherwise specified in the applicable Prospectus Supplement, in denominations of $1,000 and any integral multiple thereof. (Section 302).

   At the option of the Holder, subject to the terms of the Senior Note Indenture and the limitations applicable to Global Securities, Senior Notes of any series will be exchangeable for other Senior Notes of the same series, of any authorized denomination and of like tenor and aggregate principal amount. (Section 305).

   Subject to the terms of the Senior Note Indenture and the limitations applicable to Global Securities, Senior Notes may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Note Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Note Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Senior Note Trustee as Note Registrar. Any transfer agent (in addition to the Note Registrar) initially designated by the Company for any Senior Notes will be named in the applicable Prospectus Supplement. (Section 305). The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Senior Notes of each series. (Section 1102).

   If the Senior Notes of any series (or of any series and specified tenor) are to be redeemed, the Company will not be required to (i) issue, register the transfer of, or exchange any Senior Note of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Senior Note that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Senior Note so selected for redemption, in whole or in part, except the unredeemed portion of any such Senior Note being redeemed in part. (Section
305).

GLOBAL NOTES

   Some or all of the Senior Notes of any series may be represented, in whole or in part, by one or more Global Notes which will have an aggregate principal amount equal to that of the Senior Notes represented thereby. Each Global Note will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Senior Note Indenture.

   Notwithstanding any provision of the Senior Note Indenture or any Senior Note described herein, no Global Note may be exchanged in whole or in part for Senior Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or has ceased to be qualified to act as such as required by the Senior Note Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Senior Notes represented by such Global Note or
(iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Note or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305).

   As long as the Depositary, or its nominee, is the registered Holder of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Note and the Senior Notes represented thereby for all purposes under the Senior Notes and the Senior Note Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Note will not be entitled to have such Global Note or any Senior Notes represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Senior Notes in exchange therefor and will not be considered to be the owners or Holders of such Global Note or any Senior Notes represented thereby for any purpose under the Senior Notes or the Senior Note Indenture. All payments of principal of and any premium and interest on a Global Note will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Note.

   Ownership of beneficial interests in a Global Note will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Note, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Senior Notes represented by the Global Note to the accounts of its participants. Ownership of beneficial interests in a Global Note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges, and others matters relating to beneficial interests in a Global Note may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Senior

Note Trustee or any agent of the Company or the Senior Note Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Note, or for maintaining, supervising, or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

   Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Senior Note on any Interest Payment Date will be made to the Person in whose name such Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such interest. (Section 307).

   Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Senior Notes of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Note Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Senior Note Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Senior Notes of each series. Any other Paying Agents initially designated by the Company for the Senior Notes of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Senior Notes of a particular series.
(Section 1102).

   All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Senior Notes which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Senior Notes thereafter may look only to the Company for payment thereof. (Section 1103).

CONSOLIDATION, MERGER, AND SALE OF ASSETS

   The Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets "substantially as an entirety" to any Person, and may not permit any Person to consolidate with or merge into the Company or convey, transfer, or lease its properties and assets substantially as an entirety to the Company, unless (a) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and (i) assumes the Company's obligations on the Senior Notes and under the Senior Note Indenture, and (ii) if such consolidation, merger, conveyance, transfer, or lease occurs prior to the Release Date, assumes the Company's obligations under the Senior Note Mortgage Bonds and under the Mortgage; (b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) certain other conditions are met. The term "substantially as an entirety" means 50% or more of the total assets of the Company as shown on the Company's consolidated balance sheet as of the end of the calendar year immediately preceding the day of the year in which such determination is made. (Section 901).

SECURITY; RELEASE DATE

   Until the Release Date (as defined below), the Senior Notes will be secured by one or more series of Senior Note Mortgage Bonds issued and delivered by the Company to the Senior Note Trustee (see "Description of the New Bonds"). Upon the issuance of a series of Senior Notes prior to the Release Date, the Company will simultaneously issue and deliver to the Senior Note Trustee, as security for such series of Senior Notes, a series of Senior Note Mortgage Bonds that will have the same stated rate or rates of interest (or interest calculated in the same manner), Interest Payment Dates, Stated Maturity and redemption provisions, and will be in the same aggregate principal amount as the series of the Senior Notes being issued. (Sections 401-403). Payments by the Company to the Senior Note Trustee of principal of, premium and interest on, a series of Senior Note Mortgage Bonds will be applied by the Senior Note Trustee to satisfy the Company's obligations with respect to principal of, premium and interest on, the related series of Senior Notes (Section 312). THE RELEASE DATE WILL BE THE DATE THAT ALL FIRST MORTGAGE BONDS ("FIRST MORTGAGE BONDS") OF THE COMPANY ISSUED AND OUTSTANDING UNDER THE MORTGAGE, OTHER THAN SENIOR NOTE MORTGAGE BONDS, HAVE BEEN RETIRED (AT, BEFORE OR AFTER THE MATURITY THEREOF) THROUGH PAYMENT, REDEMPTION, OR OTHERWISE. ON THE RELEASE DATE, THE SENIOR NOTE TRUSTEE WILL DELIVER TO THE COMPANY FOR CANCELLATION ALL SENIOR NOTE MORTGAGE BONDS AND THE COMPANY WILL CAUSE THE SENIOR NOTE TRUSTEE TO PROVIDE NOTICE TO ALL HOLDERS OF SENIOR NOTES OF THE OCCURRENCE OF THE RELEASE DATE. AS A RESULT, ON THE RELEASE DATE, THE SENIOR NOTE MORTGAGE BONDS WILL CEASE TO SECURE THE SENIOR NOTES, AND THE SENIOR NOTES WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY. (SECTION 407) SEE "DESCRIPTION OF SENIOR NOTES -- DEFEASANCE AND COVENANT DEFEASANCE -- DEFEASANCE AND DISCHARGE" FOR A DISCUSSION OF ANOTHER SITUATION IN WHICH OUTSTANDING SENIOR NOTES WOULD NOT BE SECURED BY SENIOR NOTE MORTGAGE BONDS. Each series of Senior Note Mortgage Bonds will be a series of New Bonds, all of which are secured by a lien on certain property owned by the Company. See "Description of New Bonds -- Security." In certain circumstances prior to the Release Date, the Company is permitted to reduce the aggregate principal amount of a series of Senior Note Mortgage Bonds held by the Senior Note Trustee, but in no event to an amount lower than the aggregate outstanding principal amount of the series of Senior Notes initially issued contemporaneously with such Senior Note Mortgage Bonds. (Section 409). Following the Release Date, the Company will cause the Mortgage to be closed and the Company will not issue any additional First Mortgage Bonds under the Mortgage. (Section 403). While the Company will be precluded after the Release Date from issuing additional First Mortgage Bonds, the Company will not be precluded under the Senior Note Indenture or the Senior Notes from issuing or assuming other secured debt, or incurring liens on its property, unless otherwise indicated in the applicable Prospectus Supplement.

EVENTS OF DEFAULT

   Each of the  following  will  constitute an Event of Default under the Senior
Note Indenture with respect to Senior Notes of any series: (a) failure to pay principal of or any premium on any Senior Note of that series when due, continued for five days; (b) failure to pay any interest on any Senior Notes of that series when due, continued for sixty days; (c) failure to deposit any sinking fund payment, when due, in respect of any Senior Note of that series;
(d) failure to perform any other covenant of the Company in the Senior Note Indenture (other than a covenant included in the Senior Note Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the Senior Note Trustee, or the Holders of a majority in principal amount of the Outstanding Senior Notes of that series, as provided in the Senior Note Indenture; (e) prior to the Release Date, the occurrence of a Default under the Mortgage (see "Description of the Bonds -- Events of Default"), of which the Trustee under the Mortgage, the Company or the Holders of at least 25% in aggregate principal amount of the outstanding Senior Notes have given written notice thereof to the Senior Note Trustee; and (f) certain events in bankruptcy, insolvency or reorganization. (Section 601).

   If an Event of Default  (other than an Event of Default  described  in clause
(f) above) with respect to the Senior Notes of any series at the time Outstanding shall occur and be continuing, either the Senior Note Trustee or the Holders of a majority in principal amount of the Outstanding Senior Notes of that series by notice as provided in the Senior Note Indenture may declare the principal amount of the Senior Notes of that series (or, in the case of any Senior Note that is an Original Issue Discount Note or the principal amount of which is not then determinable, such portion of the principal amount of such Senior Note, or such other amount in lieu of such principal amount, as may be specified in the terms of such Senior Note) to be due and payable immediately. If an Event of Default described in clause (f) above with respect to the Senior Notes of any series at the time Outstanding shall occur, the principal amount of all the Senior Notes of that series (or, in the case of any such Original Issue Discount Note or other Senior Note, such specified amount) will automatically, and without any action by the Senior Note Trustee or any

Holder, become immediately due and payable. After any such acceleration, but before (i) a judgment or decree based on acceleration or (ii) the Senior Note Trustee's receipt from the Trustee under the Mortgage of a notice of acceleration of Senior Note First Mortgage Bonds such acceleration will be automatically waived and rescinded if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. (Section 602). For information as to waiver of defaults, see "Modification and Waiver."

   Subject to the provisions of the Senior Note Indenture relating to the duties of the Senior Note Trustee in case an Event of Default shall occur and be continuing, the Senior Note Trustee will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Senior Note Trustee reasonable indemnity. (Section 703). Subject to such provisions for the indemnification of the Senior Note Trustee, the Holders of a majority in principal amount of the Outstanding Senior Notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Trustee, or exercising any trust or power conferred on the Senior Note Trustee, with respect to the Senior Notes of that series. (Section 612).

   No Holder of a Senior Note of any series will have any right to institute any proceeding with respect to the Senior Note Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Senior Note Trustee written notice of a continuing Event of Default with respect to the Senior Notes of that series,
(ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Notes of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Senior Note Trustee to institute such proceeding as trustee and (iii) the Senior Note Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 607). However, such limitations do not apply to a suit instituted by a Holder of a Senior Note for the enforcement of payment of the principal of or any premium or interest on such Senior Note on or after the applicable due date specified in such Senior Note. (Section 608).

   The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1104).

MODIFICATION AND WAIVER

   Modifications and amendments of the Senior Note Indenture may be made by the Company and the Senior Note Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Senior Notes of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Note affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Senior Note,
(b) reduce the principal amount of, or any premium or interest on, any Senior Note, (c) reduce the amount of principal of an Original Issue Discount Note or any other Senior Note payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Senior Note, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Note, (f) prior to the Release Date, (i) impair the interest of the Senior Note Trustee in the Senior Note Mortgage Bonds, (ii) reduce the principal amount of any series of Senior Note Mortgage Bonds to an amount less than the principal amount of the related Series of Notes, or (iii) alter the payment provisions of the Senior Note Mortgage Bonds in a manner adverse to the Holders of the Notes, or (g) reduce the percentage in principal amount of Outstanding Senior Notes of any series, the consent of whose Holders is required for modification or amendment of the Senior Note Indenture, reduce the percentage in principal amount of Outstanding Senior Notes of any series necessary for waiver of compliance with certain provisions of the Senior Note Indenture or for waiver of certain defaults or modify such provisions with respect to modification and waiver. (Section 1002).

   The Holders of a majority in principal amount of the Outstanding Senior Notes of any series may waive compliance by the Company with certain restrictive provisions of the Senior Note Indenture. (Section 1108). The Holders of a majority in principal amount of the Outstanding Senior Notes of any series may waive any past default under the Senior Note Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Senior Note Indenture which cannot be amended without the consent of the Holder of each Outstanding Senior Note of such series affected. (Section 613).

   The Senior Note Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Senior Notes have given or taken any direction, notice, consent, waiver, or other action under the Senior
Note Indenture as of any date, (i) the principal amount of an Original Issue Discount Note that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Senior Note is not determinable (for example, because it is based on an index), the principal amount of such Senior Note deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Senior Note and (iii) the principal amount of a Senior Note denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Senior Note, of the principal amount of such Senior Note (or, in the case of a Senior Note described in clause (i) or (ii) above, of the amount described in such clause). Certain Senior Notes, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1402, will not be deemed to be Outstanding. (Section 101).

   Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Senior Notes of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Senior Note Indenture, in the manner and subject to the limitations provided in the Senior Note Indenture. In certain limited circumstances, the Senior Note Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Senior Notes of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Senior Notes within a specified period following the record date. For any particular record date, this period will be 180 days or such other shorter period as may be specified by the Company (or the Senior Note Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104).

DEFEASANCE AND COVENANT DEFEASANCE

   If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of Section 1402, relating to defeasance and discharge of indebtedness, or Section 1403, relating to defeasance of certain restrictive covenants in the Senior Note Indenture, applied to the Senior Notes of any series, or to any specified part of a series. (Section 1401).

   DEFEASANCE AND DISCHARGE. The Senior Note Indenture provides that, upon the Company's exercise of its option (if any) to have Section 1402 applied to any Senior Notes, the Company will be discharged from all its obligations with respect to such Senior Notes (except for certain obligations to exchange or register the transfer of Senior Notes, to replace stolen, lost or mutilated Senior Notes, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Senior Notes of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Senior Notes on the respective Stated Maturities in accordance with the terms of the Senior Note Indenture and such Senior Notes. UPON SUCH DEFEASANCE AND DISCHARGE, THE SENIOR NOTE TRUSTEE WILL DELIVER TO THE COMPANY FOR CANCELLATION ALL SENIOR NOTE MORTGAGE BONDS SECURING SUCH SENIOR NOTES, AFTER WHICH TIME THE SENIOR NOTES WILL NO LONGER BE SECURED BY SENIOR NOTE MORTGAGE BONDS. Such defeasance and discharge may occur only if, among other things, the Company has delivered to the Senior Note Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Senior Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.
(Sections 1402 and 1404).

   DEFEASANCE OF CERTAIN COVENANTS. The Senior Note Indenture provides that, upon the Company's exercise of its option (if any) to have Section 1403 applied to any Senior Notes, the Company may omit to comply with certain restrictive covenants that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) under "Description of Senior Notes -- Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default will cease to be effective, in each case with respect to such Senior Notes. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Senior Notes, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Senior Notes on the respective Stated Maturities in accordance with the terms of the Senior Note Indenture and such Senior Notes. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Senior Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Senior Notes and such Senior Notes were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Senior Notes at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Senior Notes upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments.
(Sections 1403 and 1404).

NOTICES

   Notices to Holders of Senior Notes will be given by mail to the addresses of such Holders as they may appear in the Note Register. (Sections 101 and 106).

TITLE

   The Company, the Senior Note Trustee, and any agent of the Company or the Senior Note Trustee may treat the Person in whose name a Senior Note is registered as the absolute owner thereof (whether or not such Senior Note may be overdue) for the purpose of making payment and for all other purposes.
(Section 308).

GOVERNING LAW

   The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the law of the State of New York. (Section 112).

REGARDING THE SENIOR NOTE TRUSTEE

   The Senior Note Trustee is The Bank of New York. The Company maintains normal banking arrangements with The Bank of New York, which includes (i) two commitments in the aggregate principal amount of approximately $35.7 million by The Bank of New York pursuant to reimbursement agreements related to letters of credit issued on behalf of the Company in connection with issuances of pollution control bonds, the proceeds of which were made available to the Company, and
(ii) a $25 million commitment by The Bank of New York pursuant to a revolving credit agreement, $0 and $6 million of which, respectively, was outstanding at September 30, 1996. The Bank of New York also serves as (i) trustee under the Mortgage, (ii) trustee for the holders of several issues of pollution control bonds issued on behalf of the Company, (iii) trustee under the Company's Indenture relating to subordinated Debt Securities (see below), (iv) investment manager for the Company's nonunion post-retirement medical fund, and (v) custodian of international fixed-income assets for the Company's pension plan.

                        DESCRIPTION OF DEBT SECURITIES

GENERAL

   The Debt Securities may be issued in one or more new series under an Indenture between the Company and (i) The Bank of New York, in the case of subordinated Debt Securities, and (ii) The Chase Manhattan Bank, in the case of senior Debt Securities, or any other trustees to be named, as Trustee (each, a "Trustee"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indentures pursuant to which the subordinated and senior Debt Securities are to be issued and to the Debt Securities, the forms of which are filed, or will be filed, as exhibits to the registration statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in such documents are referred to herein or in a Prospectus Supplement, such provisions or terms are incorporated by reference herein or therein, as the case may be.

   The Debt Securities will be unsecured obligations of the Company. Separate Indentures will be used for senior Debt Securities and subordinated Debt Securities, respectively, although the description of the Indenture herein, except as specifically stated otherwise, applies to both Indentures.

   Reference is made to the Prospectus Supplement relating to any particular issue of Offered Debt Securities for the following terms: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (3) the date or dates on which the principal of any of such Debt Securities will be payable; (4) the rate or rates at which any of such Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (5) the place or places where the principal of and any premium and interest on any of such Debt Securities will be payable, if other than as described under "Description of Debt Securities -- Payment and Paying Agents"; (6) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (7) the obligation, if any, of the Company to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (8) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (9) if the amount of principal of or any premium or interest on any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (10) if other than the currency of the United States of America, the currency, currencies, or currency units in which the principal of or any premium or interest on any of such Debt Securities will be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of determining the principal amount deemed to be Outstanding at any time; (11) if the principal of or any premium or interest on any of such Debt Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies, or currency units other than those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined); (12) if other than the entire principal amount thereof, the portion of the principal amount of any of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (13) if the principal amount payable at the Stated Maturity of any of such Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (14) if applicable, that such Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under "Description of Debt Securities -- Defeasance and Covenant Defeasance -- Defeasance and Discharge" or "Description of Debt Securities -- Defeasance and Covenant Defeasance -- Covenant Defeasance," or under both such captions; (15) whether any of such Debt Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to under "Description of Debt Securities -- Global Securities" and, if different from those described under such caption, any circumstances under which any such Global Security may be exchanged in whole or in part for Debt Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee; (16) any addition to or change in the Events of Default applicable to any of such Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Debt Securities due and payable; (17) any addition to or change in the covenants in the Indenture; and (18) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. (Section 301).

   Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.

   Except as otherwise described in the Prospectus Supplement, the covenants contained in the Indenture would not afford holders of Debt Securities protection in the event of a highly-leveraged transaction involving the Company.

SUBORDINATION

   The Indenture relating to the subordinated Debt Securities provides that, unless otherwise provided in a supplemental indenture or a Board Resolution, the Debt Securities will be subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, whether outstanding as of the date of the Indenture or thereafter incurred. (Section 1401). The balance of the information under this "Subordination" heading assumes that the relevant supplemental indenture or Board Resolution results in the corresponding series of Debt Securities being subordinated obligations of the Company.

   No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the subordinated Debt Securities may be made if any Senior Debt is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or if the maturity of any Senior Debt has been accelerated because of a default. (Section 1402). Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Debt must be paid in full before the holders of the subordinated Debt Securities are entitled to receive or retain any payment. (Section 1403). The rights of the holders of the subordinated Debt Securities will be subordinated to the rights of the holders of Senior Debt to receive payments or distributions applicable to Senior Debt until all amounts owing on the Debt Securities are paid in full. (Section 1404).

   The term "Senior Debt" shall mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed:

   (a) all indebtedness of the Company evidenced by notes, debentures, bonds, or other securities sold by the Company for money, including all first mortgage bonds of the Company outstanding from time to time;

   (b) all indebtedness of others of the kinds described in the preceding clause
(a) assumed by or guaranteed in any manner by the Company; and

   (c) all renewals, extensions, or refundings of indebtedness of the kinds described in any of the preceding clauses (a) and (b);

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Debt Securities. (Section 101).

   The Indenture does not limit the aggregate amount of Senior Debt that the Company may issue. As of September 30, 1996, outstanding Senior Debt and subordinated debt of the Company aggregated approximately $2.1 billion and $75 million, respectively. Any Senior Notes issued by the Company would constitute Senior Debt, whether before or after the Release Date. See "Description of Senior Notes -- Security; Release Date."

FORM, EXCHANGE, AND TRANSFER

   The Debt Securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable Prospectus Supplement, in denominations of $1,000 and any integral multiple thereof. (Section 302).

   At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities of any series will be exchangeable for other Debt Securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount. (Section 305).

   Subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Debt Securities will be named in the applicable Prospectus Supplement. (Section 305). The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002).

   If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed, the Company will not be required to (i) issue, register the transfer of, or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section
305).

GLOBAL SECURITIES

   Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

   Notwithstanding any provision of the Indenture or any Debt Security described herein, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305).

   As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

   Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges, and others matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising, or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

   Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307).

   Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002).

   All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof. (Section 1003).

CONSOLIDATION, MERGER, AND SALE OF ASSETS

   Unless otherwise indicated in the applicable Prospectus Supplement, the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and may not permit any Person to consolidate with or merge into the Company or convey, transfer, or lease its properties and assets substantially as an entirety to the Company, unless (i) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes the Company's obligations on the Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) certain other conditions are met. (Section 801).

EVENTS OF DEFAULT

   Each of the following will constitute an Event of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in the Indenture; and (e) certain events in bankruptcy, insolvency or reorganization. (Section 501).

   If an Event of Default  (other than an Event of Default  described  in clause
(e) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (e) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. (Section 502). For information as to waiver of defaults, see "Modification and Waiver."

   Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512).

   No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508).

   The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1004).

MODIFICATION AND WAIVER

   Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than 66 2/3 % in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security,
(f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or modify such provisions with respect to modification and waiver. (Section 902).

   The Holders of not less than 66 2/3 % in aggregate principal amount of the Outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1008). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513).

   The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security and (iii) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302, will not be deemed to be Outstanding. (Section 101).

   Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other shorter period as may be specified by the Company (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104).

DEFEASANCE AND COVENANT DEFEASANCE

   If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indenture, applied to the Debt Securities of any series, or to any specified part of a series. (Section 1301).

   DEFEASANCE AND DISCHARGE. The Indenture provides that, upon the Company's exercise of its option (if any) to have Section 1302 applied to any Debt Securities, the Company will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304).

   DEFEASANCE OF CERTAIN COVENANTS. The Indenture provides that, upon the Company's exercise of its option (if any) to have Section 1303 applied to any Debt Securities, the Company may omit to comply with certain restrictive covenants that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default and the provisions of Article Fourteen relating to subordination (included in the Indenture relating to subordinated Debt Securities) will cease to be effective, in each case with respect to such Debt Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments. (Sections 1303 and 1304).

NOTICES

   Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.
(Sections 101 and 106).

TITLE

   The Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308).

GOVERNING LAW

   The Indenture and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112).

REGARDING THE TRUSTEES

   The Trustee under the Indenture relating to the subordinated Debt Securities is The Bank of New York. The Company maintains normal banking arrangements with The Bank of New York, which includes (i) two commitments in the aggregate principal amount of approximately $35.7 million by The Bank of New York pursuant to reimbursement agreements related to letters of credit issued on behalf of the Company in connection with issuances of pollution control bonds, the proceeds of which were made available to the Company, and (ii) a $25 million commitment by The Bank of New York pursuant to a revolving credit agreement, $0 and $6 million of which, respectively, were outstanding at September 30, 1996. The Bank of New York also serves as (i) trustee under the Mortgage (see "Description of New Bonds"), (ii) trustee for the holders of several issues of pollution control bonds issued on behalf of the Company, (iii) trustee under the Senior Note Indenture (see "Description of Senior Notes"), (iv) investment manager for the Company's nonunion post-retirement medical fund and (v) custodian of international fixed-income assets for the Company's pension plan. The Trustee under the Indenture relating to the senior Debt Securities is The Chase Manhattan Bank. The Company maintains normal banking arrangements with The Chase Manhattan Bank. The Chase Manhattan Bank also (i) serves as trustee for the holders of several series of bonds secured by, among other things, the Company's payments under its Palo Verde Nuclear Generating Station leases (these bonds were issued by a party unaffiliated with the Company), (ii) serves as an issuing and paying agent with respect to the Company's commercial paper program, and (iii) has a commitment to lend the Company up to $55 million under a revolving credit agreement, $14 million of which was outstanding as of September 30, 1996. In addition, an affiliate of The Chase Manhattan Bank is the lessor with respect to a lease with the Company relating to the sale and leaseback of a portion of Unit 2 of the Palo Verde Nuclear Generating Station.

                             PLAN OF DISTRIBUTION

   The Company intends to sell up to $75 million in aggregate principal amount of the Offered Securities to or through underwriters or dealers, and may also sell the Offered Securities directly to other purchasers or through agents, as described in the Prospectus Supplement relating to an issue of Offered Securities.

   The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

   In connection with the sale of the Offered Securities, underwriters may receive compensation from the Company or from purchasers of Offered Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Offered Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 (the "1933 Act"). Any such person who may be deemed to be an underwriter will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

   Under agreements which may be entered into by the Company, underwriters, dealers, and agents who participate in the distribution of the Offered
Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act.

                                     EXPERTS

   The financial statements and the related financial statement schedules incorporated in this Prospectus by reference to the Company's 1995 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   With respect to the unaudited interim financial information for the periods ended March 31 and June 30, 1996 and 1995, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                LEGAL OPINIONS

   The validity of the Securities offered hereby will be passed upon for the Company by Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona 85004, and, it is currently anticipated, for any underwriters of Securities by Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California 90071. In giving their opinions, Sullivan & Cromwell and Snell & Wilmer L.L.P. may rely as to matters of New Mexico law upon the opinion of Keleher & McLeod, P.A., 1200 Public Service Building, Albuquerque, New Mexico 87102, Sullivan & Cromwell may rely as to all matters of Arizona law upon the opinion of Snell & Wilmer L.L.P., and Snell & Wilmer L.L.P. may rely as to all matters of New York law upon the opinion of Sullivan & Cromwell.

============================================= ==================================

   NO DEALER,  SALESPERSON  OR OTHER  PERSON
HAS BEEN  AUTHORIZED TO GIVE ANY INFORMATION
OR TO MAKE ANY  REPRESENTATION NOT CONTAINED
IN   THIS   PROSPECTUS    SUPPLEMENT,    THE
PROSPECTUS OR ANY PRICING SUPPLEMENT AND, IF
GIVEN   OR   MADE,   SUCH   INFORMATION   OR        Arizona Public Service
REPRESENTATION  MUST NOT BE  RELIED  UPON AS                Company
HAVING BEEN  AUTHORIZED BY THE COMPANY OR BY
ANY DISTRIBUTOR. THIS PROSPECTUS SUPPLEMENT,
THE PROSPECTUS AND ANY PRICING SUPPLEMENT DO
NOT   CONSTITUTE  AN  OFFER  TO  SELL  OR  A                  APS
SOLICITATION  OF AN  OFFER TO BUY ANY OF THE
SECURITIES    OFFERED    HEREBY    IN    ANY
JURISDICTION  TO ANY  PERSON  TO  WHOM IT IS
UNLAWFUL   TO  MAKE   SUCH   OFFER  IN  SUCH
JURISDICTION.  NEITHER THE  DELIVERY OF THIS
PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR ANY
PRICING   SUPPLEMENT   NOR  ANY  SALE   MADE         U.S. $75,000,000
HEREUNDER AND  THEREUNDER  SHALL,  UNDER ANY         Medium-Term Notes
CIRCUMSTANCES,  CREATE ANY IMPLICATION  THAT
THE INFORMATION  HEREIN IS CORRECT AS OF ANY
TIME  SUBSEQUENT  TO THE DATE HEREOF OR THAT
THERE HAS BEEN NO CHANGE IN THE  AFFAIRS  OF
THE COMPANY SINCE SUCH DATE.

                 ----------

              TABLE OF CONTENTS                    PROSPECTUS SUPPLEMENT

            PROSPECTUS SUPPLEMENT

                                         PAGE
                                         ----
Important Currency Exchange Information  S-3
Description of Notes ....................S-3
Special Provisions Relating to Foreign
 Currency Notes .........................S-22
United States Taxation ..................S-23
Plan of Distribution of Notes ...........S-30
Validity of Notes .......................S-31
Glossary ................................S-32

                 PROSPECTUS
Available Information ...................2
Incorporation of Certain Documents by
 Reference ..............................2
Selected Information ....................3
The Company .............................4      Credit Suisse First Boston
Application of Proceeds .................4
Earnings Ratios .........................4         Salomon Brothers Inc
Securities ..............................4
Description of New Bonds ................4
Description of Senior Notes .............9
Description of Debt Securities ..........17
Plan of Distribution ....................25
Experts .................................25
Legal Opinions ..........................25

============================================= ==================================